EXHIBIT 10.11

                                REVOLVING CREDIT
                                    AGREEMENT

                        SUNGLASS HUT TRADING CORPORATION
                               WATCH STATION, INC.
                                  As Borrowers

                        SUNGLASS HUT INTERNATIONAL, INC.
                                  As Guarantor

                                   THE LENDERS

                               FLEET NATIONAL BANK
                                    As Agent

                        LASALLE BANK NATIONAL ASSOCIATION
                                       As
                                Syndication Agent

                         UNION BANK OF CALIFORNIA, N.A.
                             As Documentation Agent

                                       and

                       FLEETBOSTON ROBERTSON STEPHENS INC.
                                   As Arranger

                            Dated as of May 18, 2000


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                                TABLE OF CONTENTS

Title

Section                                                                     Page
-------                                                                     ----
ss.1.      DEFINITIONS.........................................................8

       ss.1.1.        Definitions..............................................8
       ss.1.2.        Rules of Interpretation.................................20

ss.2.      THE REVOLVING CREDIT LOANS.........................................20

       ss.2.1.        Commitment to Make Revolving Credit Loans...............20
       ss.2.2.        Revolving Credit Commitment Fee.........................20
       ss.2.3.        Reduction and Increases of Commitments..................21
       ss.2.4.        The Revolving Credit Notes..............................22
       ss.2.5.        Interest on Loans.......................................22
       ss.2.6.        Requests for Revolving Credit Loans.....................22
       ss.2.7.        Swingline Loans.........................................23
       ss.2.8.        Maturity................................................24
       ss.2.9.        Mandatory Repayments of Revolving Credit Loans..........24
       ss.2.10.       Optional Prepayments of Loans...........................25
       ss.2.11.       Conversion Options......................................25
       ss.2.12.       Funds for Loans.........................................26

ss.3.      LETTERS OF CREDIT..................................................26

       ss.3.1.        Establishment of Letter of Credit Sublimits.............26
       ss.3.2.        Letter of Credit Fees...................................27
       ss.3.3.        Effect of Drawing Under Letter of Credit................27
       ss.3.4.        Requests for Issuance of Letters of Credit..............27
       ss.3.5.        Additional Provisions Relating to Letters of Credit.....28
       ss.3.6.        L/C Participations......................................29

ss.4.      CERTAIN GENERAL PROVISIONS.........................................29

       ss.4.1.        Closing Fee.............................................29
       ss.4.2.        Agent's Fees............................................29
       ss.4.3.        Funds for Payments......................................30
       ss.4.4.        Computations............................................30
       ss.4.5.        Inability to Determine Eurodollar Rate..................30
       ss.4.6.        Illegality..............................................30
       ss.4.7.        Additional Costs, Etc...................................31
       ss.4.8.        Capital Adequacy........................................32
       ss.4.9.        Certificate.............................................32


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       ss.4.10.       Indemnity...............................................32
       ss.4.11.       Interest After Default..................................32
       ss.4.12        Maximum Rate of Interest................................32

ss.5.      COLLATERAL SECURITY................................................33

ss.6.      REPRESENTATIONS AND WARRANTIES.....................................33

       ss.6.1.        Corporate Authority; Etc................................33
       ss.6.2.        Governmental Approvals..................................33
       ss.6.3.        Title to Properties; Leases.............................33
       ss.6.4.        Financial Statements....................................34
       ss.6.5.        No Material Changes, Etc................................34
       ss.6.6.        Franchises, Patents, Copyrights, Etc....................34
       ss.6.7.        Litigation..............................................34
       ss.6.8.        No Materially Adverse Contracts, Etc....................34
       ss.6.9.        Compliance With Other Instruments, Laws, Etc............35
       ss.6.10.       Tax Status..............................................35
       ss.6.11.       No Event of Default.....................................35
       ss.6.12.       Holding Company and Investment Company Acts.............35
       ss.6.13.       Absence of UCC Financing Statements, Etc................35
       ss.6.14.       Certain Transactions....................................35
       ss.6.15.       Employee Benefit Plans; Multiemployer Plans; Guaranteed
                         Pension Plans........................................35
       ss.6.16.       Regulations U and X.....................................35
       ss.6.17.       Environmental Compliance................................36
       ss.6.18.       Subsidiaries............................................36
       ss.6.19.       Loan Documents..........................................36

ss.7.      AFFIRMATIVE COVENANTS..............................................36

       ss.7.1.        Punctual Payment........................................36
       ss.7.2.        Records and Accounts....................................36
       ss.7.3.        Financial Statements, Certificates and Information......37
       ss.7.4.        Notices.................................................38
       ss.7.5.        Existence; Maintenance of Properties....................38
       ss.7.6.        Insurance...............................................39
       ss.7.7.        Taxes...................................................39
       ss.7.8.        Inspection of Properties and Books......................39
       ss.7.9.        Compliance with Laws, Contracts, Licenses, and Permits..40
       ss.7.10.       Use of Proceeds.........................................40
       ss.7.11.       Pledge of Stock of Material Foreign Subsidiaries........40
       ss.7.12.       Further Assurances......................................40

ss.8.      CERTAIN NEGATIVE COVENANTS.........................................40

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       ss.8.1.        Restrictions on Indebtedness............................40
       ss.8.2.        Restrictions on Liens, Etc..............................41
       ss.8.3.        Restrictions on Investments.............................42
       ss.8.4.        Merger, Consolidation...................................43
       ss.8.5.        Sale and Leaseback......................................43
       ss.8.6.        Compliance with Environmental Laws......................43
       ss.8.7.        Distributions...........................................43
       ss.8.8.        Subsidiaries............................................43
       ss.8.9.        Fiscal Year.............................................43
       ss.8.10.       Loans and Advances......................................43
       ss.8.11        Transactions with Affiliates............................44
       ss.8.12.       Subordinated Debt.......................................44
       ss.8.13.       No Restrictions on Obligations..........................45

ss.9.      FINANCIAL COVENANTS OF THE BORROWER................................45

       ss.9.1.        Minimum Consolidated Net Worth..........................45
       ss.9.2.        Senior Funded Debt to Consolidated EBITDA Ratio.........45
       ss.9.3.        Consolidated Operating Cash Flow to Debt Service Ratio..45
       ss.9.4.        Maximum Total Funded Debt to Consolidated EBITDA Ratio..46

ss.10.     CLOSING CONDITIONS.................................................46

       ss.10.1.       Loan Documents..........................................46
       ss.10.2.       Certified Copies of Organization Documents..............46
       ss.10.3.       By-laws; Resolutions....................................46
       ss.10.4.       Incumbency Certificate; Authorized Signers..............47
       ss.10.5.       Validity of Liens.......................................47
       ss.10.6.       Financial Performance Covenant Compliance...............47
       ss.10.7.       Consents and Approvals..................................47
       ss.10.8.       Opinions of Counsel.....................................47
       ss.10.9.       Payoff Letter...........................................47
       ss.10.10.      Payment of Fees.........................................47
       ss.10.11.      Financial Statements....................................47
       ss.10.12.      Governmental Regulations................................47
       ss.10.13.      Due Diligence...........................................47
       ss.10.14.      No Litigation...........................................48
       ss.10.15.      Additional Documents....................................48

ss.11.     CONDITIONS TO ALL BORROWINGS AND ISSUANCE OF LETTERS
           OF CREDIT..........................................................48

       ss.11.1.       Representations True; No Event of Default...............48
       ss.11.2.       No Legal Impediment.....................................48
       ss.11.3.       Governmental Regulation.................................48
       ss.11.4.       Proceedings and Documents...............................48

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ss.12.     EVENTS OF DEFAULT; ACCELERATION; ETC...............................49

       ss.12.1        Events of Default and Acceleration......................49
       ss.12.2        Termination of Commitments..............................51
       ss.12.3        Remedies................................................51
       ss.12.4        Distribution of Collateral Proceeds.....................51

ss.13.     SETOFF.............................................................52

ss.14.     THE AGENT..........................................................53

       ss.14.1.       Authorization...........................................53
       ss.14.2.       Employees and Agents....................................53
       ss.14.3.       No Liability............................................53
       ss.14.4.       No Representations......................................53
       ss.14.5.       Payments................................................54
       ss.14.6.       Holders of Notes........................................54
       ss.14.7.       Indemnity...............................................54
       ss.14.8.       Agent as Lender.........................................55
       ss.14.9.       Resignation.............................................55
       ss.14.10.      Notification of Defaults and Events of Default..........55
       ss.14.11.      Duties in the Case of Enforcement.......................55
       ss.14.12.      Syndication Agent and Documentation Agent...............55

ss.15.     EXPENSES...........................................................55

ss.16.     INDEMNIFICATION....................................................56

ss.17.     SURVIVAL OF COVENANTS, ETC.........................................56

ss.18.     ASSIGNMENT AND PARTICIPATION.......................................57

       ss.18.1.       Conditions to Assignment by Lenders.....................57
       ss.18.2.       Certain Representations and Warranties;
                      Limitations; Covenants..................................57
       ss.18.3.       Register................................................58
       ss.18.4.       New Notes...............................................58
       ss.18.5.       Participations..........................................58
       ss.18.6.       Pledge by Lender........................................58
       ss.18.7.       No Assignment by Borrowers..............................58
       ss.18.8.       Disclosure..............................................59

ss.19.     NOTICES, ETC.......................................................59

ss.20.     GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.................59

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ss.21.     HEADINGS...........................................................59

ss.22.     COUNTERPARTS.......................................................60

ss.23.     ENTIRE AGREEMENT, ETC..............................................60

ss.24.     WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.....................60

ss.25.     CONSENTS, AMENDMENTS, WAIVERS, ETC.................................60

ss.26.     SEVERABILITY.......................................................61

ss.27.     DESIGNATION OF LEAD BORROWER AS BORROWERS' AGENT...................61

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                                    EXHIBITS

EXHIBIT A - Form of Revolving Credit Note

EXHIBIT B - Form of Notice of Borrowing

EXHIBIT C - Form of Swingline Note

EXHIBIT D - Form of Notice of Conversion

EXHIBIT E - Form of Compliance Certificate

EXHIBIT F - Form of Assignment and Acceptance


SCHEDULES
---------

Schedule 1                 Commitments

Schedule 1.2               Existing L/Cs

Schedule 6.3               Title to Property

Schedule 6.7               Litigation

Schedule 6.10              Tax Status

Schedule 6.14              Certain Transactions

Schedule 6.15              Employee Benefit Plans

Schedule 6.17              Environmental Compliance

Schedule 6.18(a)           Subsidiaries

Schedule 6.18(b)           Inactive Subsidiaries

Schedule 7.6               Insurance

Schedule 8.1               Indebtedness

Schedule 8.2               Liens

Schedule 8.3               Investments

Schedule 8.10              Loans and Advances

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                           REVOLVING CREDIT AGREEMENT

THIS REVOLVING CREDIT AGREEMENT is made as of May18, 2000, by and between Sunglass Hut Trading Corporation ("Trading"), a Florida corporation having its chief executive office at 255 Alhambra Circle, Coral Gables, Florida 33134, Watch Station, Inc. ("Watch") a Florida corporation having its chief executive office at 255 Alhambra Circle, Coral Gables, Florida 33134, Sunglass Hut International, Inc. (the "Parent"), a Florida corporation having its chief executive office at 255 Alhambra Circle, Coral Gables, Florida 33134, the financial institutions from time to time party hereto (the "Lenders"), and Fleet National Bank (in such capacity, the "Agent") as agent for the Lenders, a national banking association organized and existing under the laws of the United States of America having an office at 100 Federal Street, Boston, Massachusetts 02110, and LaSalle Bank National Association (in such capacity, the "Syndication Agent"), a national banking association organized and existing under the laws of the United States of America having an office at 200 South Biscayne Boulevard, Miami, Florida; and Union Bank of California, N.A. (in such capacity, the "Documentation Agent") , a national banking association having an office at 350 California Street, San Francisco, California 94104; and FleetBoston Robertson Stephens, Inc. (in such capacity, the "Arranger"), a corporation organized and existing under the laws of the Commonwealth of Massachusetts having an office at 100 Federal Street, Boston, Massachusetts 02110.

       ss.1.      DEFINITIONS

       ss.1.1.    Definitions.

All capitalized terms used in this Agreement, in any other Loan Document or in any certificate, report or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) shall have the meanings assigned to them below:

Affiliate: With respect to any two Persons, a relationship in which (a) one holds, directly or indirectly, not less than twenty-five Percent (25%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (b) one has, directly or indirectly, the right, under ordinary circumstances, to vote for the election of a majority of the directors (or other body or Person who has those powers customarily vested in a board of directors of a corporation); or (c) not less than twenty-five Percent (25%) of their respective ownership is directly or indirectly held by the same third Person.

Agent. See Preamble hereto.

Agent's Fee. Has the meaning set forth in the Fee Letter.

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Agreement. This Agreement, as the same may be supplemented or amended from time to time.

Applicable Margin. From the Closing Date until adjusted as provided herein, the following rates:

Applicable Eurodollar Margin: 2.25%
Applicable Base Rate Margin:  0.25%

Thereafter, the Applicable Margin shall be adjusted based upon the following performance criteria:

--------------------------------------------------------------------------------
Level
--------------------------------------------------------------------------------
 I
--------------------------------------------------------------------------------
II
--------------------------------------------------------------------------------
III
--------------------------------------------------------------------------------
IV
--------------------------------------------------------------------------------
V
--------------------------------------------------------------------------------

The Applicable Margin shall be adjusted quarterly as follows: (x) commencing with the fiscal quarter ending April 29, 2000, the Applicable Margin shall be adjusted only if the ratio of Total Funded Debt to Consolidated EBITDA results in the Borrowers achieving Levels I, II or III, and (y) thereafter, commencing with the fiscal quarter ending October 29, 2000, the Applicable Margin shall be adjusted to any of Levels I, II, III, IV, or V based upon the ratio of Total Funded Debt to Consolidated EBITDA. Each adjustment in the Applicable Margin, if any, shall be effective, as of each date that the Borrowers deliver to the Agent, and based upon, the financial statements required to be delivered pursuant to ss.ss.7.3(a) and (b) hereof and the statement delivered pursuant to ss.7.3(d) hereof. Upon the occurrence of an Event of Default, interest shall accrue at the rate set forth in ss.4.11.

         Arranger. See Preamble hereto.

         Asset Sale. Any sale, lease, conveyance, transfer or other disposition by the Parent or any of its Subsidiaries (including by way of merger, consolidation or a sale-leaseback transaction) in any transaction of any asset (other than sales, leases, and other dispositions of inventory in the ordinary course of business).

         Base Margin Rate. The aggregate of the Base Rate plus the Applicable Margin for Base Rate Loans.

         Base Rate. The greater of (i) the variable rate of interest announced from time to time by the Agent at its head office as its Prime Rate, and (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%). The "Prime Rate" is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

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         Base Rate Loan. Each Revolving Credit Loan which bears interest at the
Base Margin Rate.

         Borrower or Borrowers. Collectively and individually, Trading and Watch.

         Business Day. Any day other than a Saturday, Sunday, legal holiday or other day on which banks in Boston, Massachusetts are required or permitted by law to close, and in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

         Capital Event. (a) The issuance by the Parent or any of its Subsidiaries on or after the Closing Date (i) of Indebtedness or (ii) of any equity interest (excluding any equity interest issued by a Subsidiary to a Borrower or to the Parent), or (b) the receipt by the Parent or any of its Subsidiaries of insurance or other proceeds arising from, or on account of, any casualty or condemnation to any of their assets, or (c) the receipt by the Parent or any of its Subsidiaries of any federal, state, or local tax refund in excess of $500,000.00 in the aggregate.

         Capital Expenditures. All Capitalized Leases and all expenditures made by the Parent or any of its Subsidiaries which are capitalized or are required to be capitalized on the consolidated balance sheet of the Parent and its Subsidiaries in accordance with Generally Accepted Accounting Principles.

         Capitalized Leases. Leases under which the Parent or any of its Subsidiaries is the lessee or the obligor, the discounted future rental payment obligations under which are capitalized or are required to be capitalized on the balance sheet of the lessee or obligor in accordance with Generally Accepted Accounting Principles.

         Change in Control: The occurrence of any of the following:

                  (a) The acquisition, by any group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 20% or more of the issued and outstanding capital stock of the Parent having the right, under ordinary circumstances, to vote for the election of directors of the Parent.

                  (b) More than half of the Persons who were directors of the Parent on the first day of any period consisting of twelve (12) consecutive calendar months (the first of which twelve (12) month periods commencing with the first day of the month during which this Agreement was executed), cease, for any reason other than death or disability, to be directors of the Parent, unless each such Person who ceases to be a director is replaced by a Person appointed by the remaining directors.

         Closing Date. The first date on which the conditions set forth inss.ss.10 and 11 have been satisfied and any Revolving Credit Loans are to be made.

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         Closing Fee. Has the meaning set forth in the Fee Letter.

         Code. The Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

         Collateral. All property in which the Agent is granted an Encumbrance from time to time by the Borrower or any Guarantor hereunder or under any Security Document.

         Commitment. With respect to each Lender, the amount set forth on
Schedule 1 hereto as the amount of such Lender's commitment to make Revolving Credit Loans to the Borrowers and to participate in Swingline Loans and Letters of Credit, or any lesser amount, including zero, resulting from a termination or reduction of such amount in accordance with ss.2.3 or ss.12.2.

         Commitment Expansion Fees. Has the meaning set forth in the Fee Letter.

         Commitment Percentage. With respect to each Lender, the percentage set forth on Schedule 1 hereto as such Lender's percentage of the aggregate Commitments of all of the Lenders.

         Consolidated EBITDA. At any date as of which the amount thereof shall be determined, the result (determined with respect to the same period and without duplication) of (a) Consolidated Net Income of the Parent and its Subsidiaries, plus (b) the sum of (i) interest included as an expense in the calculation of Consolidated Net Income of the Parent and its Subsidiaries during such period, (ii) depreciation, amortization and other non-cash deductions included as an expense in the calculation of Consolidated Net Income of the Parent and its Subsidiaries during such period, and (iii) income taxes included as an expense in the calculation of Consolidated Net Income of the Parent and its Subsidiaries during such period, minus (c) (i) extraordinary gains included as revenues in the calculation of Consolidated Net Income of the Parent and its Subsidiaries during such period, and minus (ii) any interest income earned during such period, all as determined in accordance with Generally Accepted Accounting Principles.

         Consolidated Net Income. At any time as of which the amount thereof shall be determined, the consolidated net income of the Parent and its Subsidiaries, after deduction of all expenses, taxes and other proper charges, determined in accordance with Generally Accepted Accounting Principles.

         Consolidated Net Worth. At any date as of which the amount thereof shall be determined, Consolidated Total Assets minus Consolidated Total Liabilities, plus any Subordinated Indebtedness.

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         Consolidated Operating Cash Flow. With respect to any fiscal period, the result (determined with respect to the same period and without duplication) of (a) Consolidated EBITDA, minus (b) Capital Expenditures made by the Borrowers during such period, minus (c) all income taxes paid in cash during such period.

         Consolidated Total Assets. At any date as of which the amount thereof shall be determined, all assets that should, in accordance with Generally Accepted Accounting Principles, be classified as assets on the consolidated balance sheet of the Parent and its Subsidiaries.

         Consolidated Total Liabilities. At any date as of which the amount thereof shall be determined, all obligations that should, in accordance with Generally Accepted Accounting Principles, be classified as liabilities on the consolidated balance sheet of the Parent and its Subsidiaries, including in any event all Indebtedness.

         Controlled Group. All trades or businesses (whether or not incorporated) under common control that, together with the Borrowers, are treated as a single employer under ss. 414(b) or 414(c) of the Code or ss. 4001 of ERISA.

         Conversion Request. A notice given by the Lead Borrower to the Agent of its election to convert or continue a Revolving Credit Loan in accordance withss.2.11.

         Convertible Notes. The Parent's 5 1/4% Convertible Subordinated Notes due 2003 issued under the Indenture dated as of June 26, 1996 between the Parent and the Bank of New York, as Trustee.

         Debt Service Charges. For any fiscal period of the Parent and its Subsidiaries, the sum of (i) interest and fees paid or required to be paid in cash by the Parent and its Subsidiaries during such period on account of or with respect to Indebtedness, and (ii) regularly scheduled principal payments made or required to be made by the Parent and its Subsidiaries on account of Indebtedness during such period, each as determined in accordance with Generally Accepted Accounting Principles.

         Default. An Event of Default or event or condition that, but for the requirement that time elapse or notice be given or both, would constitute an Event of Default.

         Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Parent or its Subsidiaries, other than dividends payable solely in shares of common stock; the purchase, redemption or other retirement of any shares of any class of capital stock of the Parent or any of its Subsidiaries, directly or indirectly; the return of capital by the Parent or any of its Subsidiaries to its shareholders; or any other distribution on or in respect of any shares of any class of capital stock of the Parent or any of its Subsidiaries.

         Documentation Agent. See Preamble hereto.

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

         Documentary Letters of Credit. Letters of Credit issued by an Issuing Bank pursuant to this Agreement, the drawing under which requires the delivery of bills of lading, airway bills, or similar types of documents of title.

         Domestic Lending Office. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

         Domestic Subsidiaries. Any Subsidiary organized under the laws of, or having a place of business in, the United States of America or any state or political subdivision thereof.

         Drawdown Date. The date on which any Revolving Credit Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with ss.2.11.

         Eligible Assignee. Any commercial bank or non-bank financial institution, including, without limitation, any insurance company, savings bank, or savings and loan association, having total assets in excess of $1,000,000,000.00.

         Encumbrance. Any security interest, mortgage, pledge, hypothecation, lien, attachment, or charge of any kind (including any agreement to give any of the foregoing); the interest of a lessor under any Capitalized Leases; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person or which constitutes an interest in property to secure an obligation; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

         ERISA. The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

         ERISA Affiliate: Any Person which is under common control with the Borrowers within the meaning of ss. 4001 of ERISA or is part of a group which includes the Borrowers and which would be treated as a single employer under ss. 414 of the Internal Revenue Code of 1986, as amended.

         Environmental Laws. Any and all applicable foreign, federal, state and local environmental, health or safety statutes, laws, regulations, rules, ordinances, policies and rules or common law (whether now existing or hereafter enacted or promulgated), of all governmental agencies, bureaus or departments which may now or hereafter have jurisdiction over the Parent or any of its Subsidiaries and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials, chemical substances, pollutants or contaminants.

         Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

         Eurodollar Lending Office. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining Eurodollar Rate Loans.

         Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the quotient (rounded to the fourth decimal place) of (a) the rate at which the Agent's Eurodollar Lending Office is offered dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in an interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate.

         Eurodollar Rate Loans. Those Loans bearing interest calculated by reference to the Eurodollar Rate.

         Event of Default. Any event described inss.12.1.

         Existing L/Cs. Those letters of credit previously issued by Fleet National Bank for the account of the Borrowers as more particularly described on
Schedule 1.2 hereto.

         Federal Funds Effective Rate. For any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

         Fee Letter. That certain letter agreement between the Agent and the Borrowers as of even date herewith, as amended and in effect from time to time.

         Generally Accepted Accounting Principles. Principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (ii) consistently applied with past financial statements of the Parent and its Domestic Subsidiaries adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in Generally Accepted Accounting Principles) as to financial statements in which such principles have been properly applied.

         Guarantees. As applied to the Parent and its Subsidiaries (excepting and excluding the Joint Ventures) all guarantees, endorsements or other contingent or surety obligations with respect to obligations of others whether or not reflected on the consolidated balance sheet of the Parent and its Subsidiaries, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other Person.

         Guarantors. Each of the Parent and its direct and indirect Domestic Subsidiaries (excepting and excluding the Joint Ventures) and Sunglass Hut of Canada, Ltd..

         Hazardous Material. Any substance (i) the presence of which requires or may hereafter require notification, investigation or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "controlled industrial waste" or "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.) and any, applicable local statutes and the regulations promulgated thereunder; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of any foreign country, the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over the Parent or any of its Subsidiaries; or (iv) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyl's ("PCB's").

         Hedge Agreements. All interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

         Hypothec. Has the meaning set forth inss.14.1 hereof.

         Indebtedness. As applied to the Parent and its Subsidiaries, (i) all obligations for borrowed money or other extensions of credit, including all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments,
(iii) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by the Parent or any of its Subsidiaries whether or not the obligations secured thereby shall have been assumed, (iv) that portion of all obligations arising under Capitalized Leases that is required to be capitalized on the consolidated balance sheet of the Parent and its Subsidiaries, (v) all Guarantees, (vi) all obligations that are immediately due and payable out of the proceeds of or production from property now or hereafter owned or acquired by the Parent or any of its Subsidiaries,
(vii) all reimbursement obligations with respect to letters of credit and acceptances issued for the account of such Person, and (viii) the Indebtedness of a partnership or joint venture in which such Person is a general partner or joint venturer.

                  Inactive Subsidiaries. Those Subsidiaries which are inactive, hold no assets, engage in no business activity, and which are identified on
Schedule 6.18(b) and which the Parent intends to dissolve or deregister, as the case may be, in accordance with the provisions of ss.7.5 hereof.

                  Interest Payment Date. (a) As to any Base Rate Loan, the Business Day immediately following the last day of the Interest Period relating thereto; and (b) as to any Eurodollar Rate Loan, the last day of any Interest Period, provided that with respect to Eurodollar Rate Loans having an Interest Period in excess of three months, the Interest Payment Date for such Loans shall be the last day of the third month thereof and the last day of the Interest Period.

         Interest Period. With respect to each Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending (i) for any Base Rate Loan, on the last day of the calendar month; and (ii) for any Eurodollar Rate Loan, 1, 2, 3, or 6 months as the Lead Borrower may elect in the request for such Loan; and (b) thereafter, each period commencing on the last day of the preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Lead Borrower in a Conversion Request (except that in the event the Borrowers have not provided the Agent with a Conversion Request, then the Interest Period shall end on the last day of the calendar month, as provided for in ss.2.11(c)), or with respect to any Base Rate Loan which is continued in accordance with the provisions of ss.2.11(b), then the Interest Period shall end on the last day of the calendar month; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (A) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                  (B) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

                  (C) if the Borrower shall fail to give notice as provided in ss.2.11(c), the Lead Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto;

                  (D) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                  (E) any Interest Period relating to any Eurodollar Rate Loan that would otherwise extend beyond the Revolving Credit Termination Date shall end, instead, on the Revolving Credit Termination Date.

         Investment. As applied to the Parent and its Subsidiaries, the purchase or acquisition of any share of capital stock, partnership interest, evidence of indebtedness or other equity security of any other person or entity, any loan, advance or extension of credit to, or contribution to the capital of, any other person or entity, any real estate held for sale or investment, any commodities futures contracts held other than in connection with bona fide hedging transactions, any other investment in any other person or entity, and the making of any commitment or acquisition of any option to make an Investment.

         Issuing Bank. Fleet National Bank or such other Lender as the Agent and the Lead Borrower may agree.

         Joint Ventures. Collectively, (i) Vash, LLC, organized under the laws of the state of Delaware, (ii) Rays Airport I, organized under the laws of the state of Florida, and (iii) Rays II, organized under the laws of the state of Florida.

         Lead Borrower. Trading.

         Lenders. See Preamble hereto.

         Letters of Credit. Documentary Letters of Credit and Standby Letters of Credit.

         Loan Documents. This Agreement, the Revolving Credit Notes, the Swingline Note, the Security Documents, all Letters of Credit, the Fee Letter, and all other instruments, documents and agreements executed by the Borrowers and each Guarantor in connection therewith, as each may be modified, amended, supplemented or restated.

         Loan. A loan made to the Borrowers by the Swingline Lender or the Lenders pursuant to Section 2 and Section 3 of this Agreement, and "Loans" means all of such loans, collectively.

         Majority Lenders. Prior to termination of the Commitments, Lenders whose Commitment Percentages aggregate not less than 51% of all Commitment Percentages. After termination of the Commitments, Lenders whose percentage of the outstanding Obligations aggregate not less than 51% of all outstanding Obligations.

         Material Foreign Subsidiary. Any Subsidiary which is not a Domestic Subsidiary, and which Subsidiary (A) accounts for either (i) 2.5% of the sales of the Parent and its Subsidiaries on a consolidated basis, or (ii) 4.0% of the Consolidated EBITDA, or (B) is obligated to any other Subsidiary for intercompany loans or other intercompany Indebtedness in an aggregate amount of at least $3,000,000.00. As of the date hereof, the Agent and the Lenders acknowledge and agree that Sunglass Hut Canada, Ltd. Sunglass Hut Australia Pty, Sunglass World Holdings Pty Limited, and Sunglass Hut (UK) Limited constitute Material Foreign Subsidiaries.

         Maximum Drawing Amount. With respect to all outstanding Letters of Credit, the sum of $10,000,000.

         Net Proceeds. The aggregate amount of cash proceeds from any Asset Sale or Capital Event (after payment of associated fees and expenses (including, without limitation, reasonable fees and expenses of counsel, brokers, investment advisors, accountants, appraisers, and underwriter's discounts) and after the deduction of any reserve, the amount of which reserve shall have been determined in good faith by the chief financial officer of the Parent, for any tax liability on account of such Asset Sale or Capital Event after giving effect to the overall tax position of the Parent and its Subsidiaries, taken as a whole) received by the Parent or its Subsidiaries and cash proceeds paid from time to time with respect to any promissory note or other instrument or security delivered to the Parent or its Subsidiaries in connection with said transaction. Notwithstanding the foregoing, any excess portion of any reserve for tax liability after payment of the actual tax liability shall constitute Net Proceeds.

         Non-Material Foreign Subsidiary. Any Subsidiary which is not a Domestic Subsidiary and is not a Material Foreign Subsidiary.

         Obligations. Any and all obligations of the Parent and its Subsidiaries to the Agent, the Swingline Lender and the Lenders arising out of or on account of this Agreement and any other Loan Document of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts and refrain from taking action as well as obligations to pay money.

         Obligors. Collectively, the Borrowers and the Guarantors.

         PBGC. The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         Parent. See Preamble hereto.

         Permitted Liens. Has the meaning set forth inss.8.2 hereof.

         Permitted Stock Repurchases. The purchase by the Parent of the Parent's capital stock (or options to purchase such stock) in accordance with the provisions of ss.8.7 hereof.

         Permitted Watch World Acquisition. The acquisition by the Parent of Watch World International, Inc. (a) for a purchase price (including cash, assumed indebtedness and capital stock of the Parent) not to exceed $32,500,000.00, (b) which acquisition shall be consummated within 60 days after the Closing Date and shall be on terms and conditions consistent with the purchase and sale agreement dated as of May 4, 2000 by and between the Parent and Watch World International, Inc., the terms and conditions of which have been approved by the Agent, and (c) immediately subsequent to which Watch World International, Inc. shall become an Obligor hereunder and shall grant a lien on all of its assets to the Agent for the ratable benefit of the Lenders to secure the Obligations.

         Person. Any individual, corporation, partnership, trust, unincorporated association, limited liability company, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Plan. At any time, an employee pension or other benefit plan that is subject to Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by the Parent or any member of the Controlled Group for employees of the Parent and its Subsidiaries or any member of the Controlled Group or (ii) if such Plan is established, maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Parent or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five Plan years made contributions.

         Repurchase Conditions. The satisfaction of each of the following conditions:

                  (a) Total Leverage does not exceed 3.00:1.00 after giving effect to any purchase of the Parent's common stock by the Parent or any of its Subsidiaries; and

                  (b) Senior Leverage does not exceed 1.75:1.00 after giving effect to any purchase of the Parent's common stock by the Parent or any of its Subsidiaries.

         Revolving Credit Period. The period beginning on the date of this Agreement and extending through and including the Revolving Credit Termination Date or such earlier date on which the commitment to make Revolving Loans is terminated or the Commitment Amount is reduced to zero in accordance with the terms hereof.

         Revolving Credit Loans. The Loans made to the Borrowers pursuant toss.2.1 of this Agreement.

         Revolving Credit Notes. Has the meaning set forth inss.2.4 hereof.

         Revolving Credit Termination Date. March 31, 2003.

         Security Documents. All security agreements, non-encumbrance agreements and other instruments, documents, and agreements from the Borrowers and/or any Guarantor, granting a lien, security interest or other right in favor of the Agent and the Lenders in any asset of the Borrowers or any Guarantor to secure the Obligations, whether such agreements now exist or hereafter arise.

         Senior Funded Debt. At any date as of which the amount thereof shall be determined, an amount equal to all Indebtedness of the Parent and of its Subsidiaries (including, without limitation, the Obligations) other than Indebtedness on account of Documentary Letters of Credit against which a drawing has not been made, under the Convertible Notes, under any other Subordinated Indebtedness, and permitted Indebtedness under ss.8.1(i).

         Senior Leverage. At any date as of which the amount thereof shall be determined, the ratio of Senior Funded Debt to Consolidated EBITDA, calculated on a trailing four quarters basis.

         Standby Letters of Credit. Letters of Credit issued by the Issuing Bank pursuant to this Agreement, the drawing under which does not require the delivery of bills of lading, airway bills or other similar types of documents of title, or which are customarily referred to as Standby Letters of Credit.

         Stated Amount. The maximum amount for which a Letter of Credit may be honored.

         Subordinated Indebtedness. Indebtedness the payment of principal of and interest on which is expressly subordinated in right of payment, in form and on terms approved by the Agent in writing, to the prior payment in full of the Obligations. Subordinated Indebtedness, includes, without limitation, the Convertible Notes, and other obligations due or to become due, under the Indenture dated as of June 26, 1996 between the Parent and The Bank of New York, as Trustee relating to the Convertible Notes.

         Subsidiary. Any corporation, association, joint stock company, business trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by the Parent or a Subsidiary of the Parent; or any other such organization the management of which is directly or indirectly controlled by the Parent or a Subsidiary of the Parent through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which the Parent or any of its Subsidiaries has a 50% ownership interest.

         Swingline Commitment. The lesser of (a) $10,000,000, and (b) the unused portion of the Revolving Credit Commitments then in effect.

         Swingline Lender. Fleet National Bank.

         Swingline Loan. Has the meaning set forth inss.2.7(a) hereof.

         Swingline Note. Has the meaning set forth inss.2.7(c) hereof.

         Syndication Agent. See Preamble hereto.

         Trading. See Preamble hereto.

         Total Funded Debt. At any date as of which the amount thereof shall be determined, an amount equal to all Indebtedness of the Parent and of its Subsidiaries (including, without limitation, the Obligations and Indebtedness under the Convertible Notes) except and excluding (i) Indebtedness under ss.8.1(i) and (ii) Indebtedness on account of Documentary Letters of Credit against which a drawing has not been made.

         Total Leverage. At any date as of which the amount thereof shall be determined, the ratio of Total Funded Debt to Consolidated EBITDA, calculated on a trailing four quarters basis.

         Type. As to any Loan, its nature as a Base Margin Loan or a Eurodollar Rate Loan.

         UCC: The Uniform Commercial Code as in effect in Massachusetts (Mass. Gen. Laws., Ch. 106).

         Unused Fee. (a) Unless the Unused Fee Reduction Conditions are, and continue to be satisfied, a fee equal to 0.50% per annum on the average daily amount by which the Revolving Credit Commitments exceeds the sum of the outstanding amount of Revolving Credit Loans and the Stated Amount of all Letters of Credit during each calendar quarter or portion thereof from the date hereof to the Revolving Credit Termination Date. (b) During the period during which the Unused Fee Reduction Conditions are, and continue to be satisfied, the Unused Fee shall be reduced to 0.375% per annum.

         Unused Fee Reduction Conditions. The occurrence of both of the following: (a) the average daily amount by which the Revolving Credit Commitments exceed the outstanding amount of Revolving Credit Loans and the Stated Amount of all Letters of Credit during a calendar quarter is less than an amount equal to fifty percent (50%) of the Revolving Credit Commitments, and (b) the ratio of Total Funded Debt to Consolidated EBITDA is at or above the ratio set forth in Levels III, IV or V of the definition of Applicable Margin.

         Voting Interests. Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.

         Watch. See Preamble hereto.

         ss.1.2. Rules of Interpretation.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms not otherwise defined herein have the meanings assigned to them by Generally Accepted Accounting Principles.

                  (f) The words "include", "includes" and "including" are not limiting.

                  (g) All terms not specifically defined herein or by Generally Accepted Accounting Principles, which terms are defined in the UCC, have the meanings assigned to them therein.

                  (h) Reference to a particular "ss." refers to that section of this Agreement unless otherwise indicated.

                  (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

         ss.2. THE REVOLVING CREDIT LOANS.

         ss.2.1. Commitment to Make Revolving Credit Loans. Subject to the terms and conditions set forth in this Agreement, each of the Lenders severally (and not jointly) agrees to lend to the Borrowers and the Borrowers may borrow, repay, and reborrow from time to time between the Closing Date and the Revolving Credit Termination Date upon notice by the Lead Borrower to the Agent given in accordance with ss.2.6, such sums as are requested by the Lead Borrower, (each a "Revolving Credit Loan"), provided, that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested), the outstanding amount of Swingline Loans, and the Stated Amount of all outstanding Letters of Credit shall not at any time exceed the Commitments. The Revolving Credit Loans shall be made pro rata in accordance with each Lender's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in ss.10 and ss.11, in the case of the initial Revolving Credit Loan, and ss.11, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

         ss.2.2. Revolving Credit Commitment Fee. The Borrower agrees to pay to the Agent, for the account of the Lenders, in accordance with their respective Commitment Percentages, the Unused Fee from the date hereof to the Revolving Credit Termination Date. The Unused Fee shall be payable quarterly in arrears on the first Business Day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Termination Date or any earlier date on which the Commitments shall terminate.

         ss.2.3. Reduction and Increases of Commitments. (a) The Borrowers shall have the right at any time and from time to time after August 18, 2000, upon five (5) Business Days' prior written notice from the Lead Borrower to the Agent to reduce by an integral multiple of $1,000,000.00 or, subject to the provisions of ss.4.10 hereof, terminate entirely the unborrowed portion of the Commitments, whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated.

Upon the effective date of any such reduction or termination, the Borrowers shall pay to the Agent for the respective accounts of the Lenders the full amount of any Unused Fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

         (b) The Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages by an amount equal to
(i) the payments required to be made pursuant to ss.2.9 hereof (other than pursuant to ss.2.9(a)) and (ii) the payments made pursuant to ss.2.10 hereof.

         (c) Subject to the provisions of ss.2.3(d) hereof, the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages on each of the following dates in the following amounts:

--------------------------------------------------------------------------------
Date
--------------------------------------------------------------------------------
July 31, 2001
--------------------------------------------------------------------------------
October 31, 2001
--------------------------------------------------------------------------------
January 31, 2002
--------------------------------------------------------------------------------
April 30, 2002
--------------------------------------------------------------------------------
July 31, 2002
--------------------------------------------------------------------------------
October 31, 2002
--------------------------------------------------------------------------------
January 31, 2003
--------------------------------------------------------------------------------

         (d) Unless a Default or Event of Default has occurred and is continuing, the Lead Borrower may request that the Commitments be increased by an aggregate amount of up to $55,000,000, provided that the Commitments shall not in any event exceed $180,000,000 hereunder, provided, however, that (i) any Lender which is party to this Agreement prior to such increase shall have the first option, and may elect, to fund its pro rata share of the increase, thereby increasing its Commitment hereunder, but no Lender shall have the obligation to do so, (ii) in the event that it becomes necessary to include a new lender to provide additional funding as a result of any increase under this ss.2.3(d), such new Lender must be reasonably acceptable to the Agent and the Borrowers,
(iii) the Lenders' Commitments and Commitment Percentages shall be correspondingly adjusted, as necessary, to reflect any increase in the Commitments and Schedule 1 shall be amended to reflect such adjustments, and
(iv) to the extent necessary, the Lenders shall make assignments amongst each other of the outstanding Loans and Letters of Credit to reflect any such adjusted Commitments and Commitment Percentages. In the event that the Commitments are so increased, (A) the amount of Commitment reductions required pursuant to ss.2.3(c) hereof shall be increased (x) on each date set forth in that section through October 31, 2002 by an amount equal to one-seventh of the difference between the outstanding Commitments as of July 31, 2001 and $125,000,000, and (y) on January 31, 2003 by such amount as may be necessary to reduce the outstanding Commitments to $120,000,000; and (B) the Borrowers shall pay the Agent the Commitment Expansion Fees for the account of the Lenders, at the times and in the amounts set forth in the Fee Letter.

         ss.2.4. The Revolving Credit Notes. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit A hereto (the "Revolving Credit Notes"), dated as of the Closing Date and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment with respect to the Revolving Credit Loans. The Borrowers irrevocably authorize each Lender to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Lender's Revolving Credit Note, an appropriate notation on such Lender's records reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Lender's records shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's records shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due. Upon receipt of an affidavit of an officer of any Lender as to the loss, theft, destruction or mutilation of its Revolving Credit Note, the Borrowers will issue a replacement Revolving Credit Note in the same principal amount thereof and otherwise of like tenor. Such affidavit shall provide for an indemnity by such Lender in favor of the Borrowers for any actual monetary loss, reasonably incurred by the Borrowers, in connection with any individual or entity in possession of, and claiming to be a holder of, the original Revolving Credit Note or from any attempt to collect upon the original Revolving Credit Note.

         ss.2.5. Interest on Loans.

         (a) Each Revolving Credit Loan which is a Base Rate Loan and each Swingline Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a per annum rate equal to the aggregate of the Base Rate plus the Applicable Margin for Base Rate Loans.

         (b) Each Revolving Credit Loan which is a Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate equal to the aggregate of the Eurodollar Rate determined for such Interest Period, plus the Applicable Margin for Eurodollar Rate Loans.

         (c) The Borrower shall pay interest on each Revolving Credit Loan and Swingline Loan in arrears on each Interest Payment Date with respect thereto.

         ss.2.6. Requests for Revolving Credit Loans. (a) The Lead Borrower shall give to the Agent telephonic notice (confirmed in writing in the form of Exhibit B hereto) of each Revolving Credit Loan requested hereunder. Each such notice shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Revolving Credit Loan requested from the Lenders on the proposed Drawdown Date.

         (b) Notices for any Revolving Credit Loans which are Base Rate Loans shall be furnished to the Agent no later than 1:30 p.m. (Boston time) on the same Business Day of the proposed Drawdown Date. Each such notice shall specify
(i) the principal amount of the Revolving Credit Loan requested (each such notice shall be in a minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof) and (ii) the proposed Drawdown Date of such Revolving Credit Loan.

         (c) Notices for any Revolving Credit Loans which are Eurodollar Rate Loans shall be furnished to the Agent by 1:00 p.m. (Boston time) three (3) Eurodollar Business Days prior to the proposed Drawdown Date. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested,
(ii) the proposed Drawdown Date of such Revolving Credit Loan and (iii) the Interest Period for such Revolving Credit Loan. Each such notice shall be in a minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof. Promptly upon the receipt of any notice of a Eurodollar Rate Loan, the Agent shall notify each of the Lenders thereof.

         ss.2.7.    Swingline Loans

                  (a) The Swingline Lender is authorized by the Lenders, but is not obligated, to make Loans up to $10,000,000 in the aggregate outstanding at any time (each, a "Swingline Loan"), consisting only of Base Rate Loans upon a notice of borrowing received by the Agent and the Swingline Lender (which notice shall be submitted prior to 1:30 p.m., Boston time, on the same Business Day as the proposed Drawdown Date). Swingline Loans shall be subject to periodic settlement with the Lenders under ss.2.7(b) below. No Swingline Loans shall be made pursuant to this ss.2.7(a) if after giving effect thereto, the aggregate outstanding amount of the Revolving Credit Loans, the outstanding Stated Amount of Letters of Credit and the outstanding Swingline Loans would exceed the Commitments.

                  (b) The Swingline Lender (i) shall on Wednesday of each week, and (ii) may (but shall not be obligated to), at any time, on behalf of the Borrowers (which hereby authorize the Swingline Lender to act in its behalf in that regard), request the Agent to cause the Lenders to make a Revolving Credit Loan (which shall be a Base Rate Loan) in an amount equal to such Lender's Commitment Percentage of the outstanding amount of Swingline Loans made in accordance with ss.2.7(a) hereof, which request may be made regardless of whether the conditions set forth in ss.ss.10 and 11 have been satisfied. Upon such request, each Lender shall make available to the Agent the proceeds of such Revolving Credit Loan for the account of the Swingline Lender. If the Swingline Lender requires a Revolving Credit Loan to be made by the Lenders and the request therefor is received prior to 12:00 Noon, Boston time, on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m., Boston time, that day; and, if the request therefor is received after 12:00 Noon, Boston time, then no later than 3:00 p.m., Boston time, on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Agent or the Swingline Lender. If and to the extent any Lender shall not have so made its transfer to the Agent, such Lender agrees to pay to the Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent at the Federal Funds Effective Rate. If prior to the making of a Revolving Credit Loan one of the events described in ss.12.1(h) or (i) shall have occurred and be continuing with respect to a Borrower, each Lender will, on the date such Revolving Credit Loan was to or would have been made, purchase an undivided participating interest in the outstanding Swingline Loans in an amount equal to (i) its Commitment Percentage times (ii) the aggregate principal amount of Swingline Loans then outstanding. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation.

                  (c) The Borrowers will execute and deliver to the Swingline Lender a promissory note of the Borrowers evidencing the Swingline Loans, substantially in the form of Exhibit C (a "Swing Line Note"), payable to the order of the Swingline Lender and in a principal amount equal to the Swingline Commitment. The Borrowers irrevocably authorize the Swingline Lender to make or cause to be made, at or about the time of the Drawdown Date of any Swingline Loan or at the time of receipt of any payment of principal on the Swingline Note, an appropriate notation on the Swingline Lender's records reflecting the making of such Swingline Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Swingline Loans set forth on the Swingline Lender's records shall be prima facie evidence of the principal amount thereof owing and unpaid to the Swingline Lender, but the failure to record, or any error in so recording, any such amount on the Swingline Lender's records shall not limit or otherwise affect the obligations of the Borrowers hereunder to make payments of principal of or interest on the Swingline Note when due. Upon receipt of an affidavit of an officer of the Swingline Lender as to the loss, theft, destruction or mutilation of the Swingline Note, the Borrowers will issue a replacement Swingline Note in the same principal amount thereof and otherwise of like tenor. Such affidavit shall provide for an indemnity by the Swingline Lender in favor of the Borrowers for any actual monetary loss, reasonably incurred by the Borrowers, in connection with any individual or entity in possession of, and claiming to be a holder of, the original Swingline Note or from any attempt to collect upon the original Swingline Note.

         ss.2.8. Maturity. The Borrower promises to pay on the Revolving Credit Termination Date, and there shall become absolutely due and payable on the Revolving Credit Termination Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

         ss.2.9. Mandatory Repayments of Revolving Credit Loans. The Borrower shall pay, and there shall become due and payable, as a prepayment in respect of the Obligations the following:

                  (a) If at any time the sum of the aggregate outstanding principal balance of the Revolving Credit Loans and the Swingline Loans and the Stated Amount of Letters of Credit outstanding exceeds the then Commitments, the amount of such excess.

                  (b) One hundred percent (100%) of the Net Proceeds of any Capital Event, provided that no such prepayment shall be required on account of the Net Proceeds received from or on account of a casualty or condemnation unless such Net Proceeds are not reinvested in replacement assets within 365 days after receipt thereof. Such prepayment shall be made within three (3) Business Days upon receipt by the Parent or any of its Subsidiaries of the Net Proceeds therefrom (or with respect to the Net Proceeds received from or on account of a casualty or condemnation, 365 days after receipt).

                  (c) One hundred percent (100%) of the Net Proceeds of any Asset Sale in excess of $1,000,000.00 in any fiscal year of the Parent and its Subsidiaries. Such prepayment shall be made within three (3) Business Days upon receipt by the Borrower or its Subsidiaries of the Net Proceeds therefrom.

                  (d) In the event that Total Leverage is greater than 1.25:1.00 as of January 31, 2003, a payment in such amount as may be necessary in order to reduce and maintain the aggregate outstanding principal balance of the Revolving Credit Loans and the Swingline Loans and the Stated Amount of Letters of Credit outstanding to an amount not greater than the sum of (i) $10,000,000, plus (ii) seventy-five percent (75%) of the book value of the Borrowers' inventory as shown on the Borrowers' books and records as of January 31, 2003.

The amounts so prepaid pursuant to this ss.2.9 shall be applied FIRST, to the principal balance of the Revolving Credit Loans until the Revolving Credit Loans have been paid in full; SECOND, to cash collateralize all outstanding Letters of Credit, and THIRD, to all other Obligations in such order and manner as the Agent shall determine in its discretion. Each such prepayment shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans (together with any amounts due under ss.4.10 hereof). As long as no Event of Default has occurred and is continuing, at the request of the Lead Borrower, the Agent shall hold all amounts required to be applied to Eurodollar Rate Loans in an interest bearing cash collateral account and will apply such funds to the applicable Eurodollar Rate Loans at the end of the then pending Interest Period therefor (provided that the foregoing shall in no way limit or restrict the Agent's and the Lenders' rights upon the subsequent occurrence of an Event of Default, and provided further that interest shall continue to accrue on the Eurodollar Rate Loans until application of the proceeds in the cash collateral account). Any portion of Obligations which is prepaid may not be reborrowed. The acceptance by the Lenders of any prepayments required hereunder shall not be deemed to constitute a waiver of any Default or Event of Default arising from the consummation of any transaction which is otherwise prohibited hereunder.

         ss.2.10. Optional Prepayments of Loans. (a) Subject to the provisions of ss.4.10 the Borrowers shall have the right, at their election, at any time after August 18, 2000 to repay the outstanding amount of the Loans, as a whole or in part without premium or penalty; provided that the full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this Section may be made only on the last day of the Interest Period relating thereto. The Borrower shall give the Agent, no later than 10:00 a.m., Boston time, at least three (3) Business Days' prior written notice of any proposed repayment pursuant to this ss.2.10 of any Loans, specifying the proposed date of payment of the Loans and the principal amount to be paid. Each such partial prepayment of the Loans shall be in an integral multiple of $10,000,000, shall be accompanied by the payment of accrued interest on the principal repaid to the date of payment and shall be applied, in the absence of instruction by the Borrowers, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans in inverse order of maturity. No prepayment hereunder shall postpone the date for, or reduce the amount of, any subsequent payment under the Loans.

         ss.2.11. Conversion Options.

                  (a) The Borrowers may elect from time to time to convert any Loan to a Loan of another Type, provided that (i) with respect to any such conversion of a Eurodollar Rate Loan into a Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto; (ii) with respect to any such conversion of a Loan to a Loan of another Type, the Lead Borrower shall give the Agent notice of such election no later than 12:00 noon (Boston time) three (3) Eurodollar Business Days prior to the proposed date of conversion; and (iii) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. Any notice of conversion shall be in the form of Exhibit D, annexed hereto. All or any part of outstanding Loans of any Type may be converted as provided herein, provided that (x) partial conversions shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $500,000.00 in excess thereof and (y) no more than five (5) Interest Periods for Loans which are Eurodollar Rate Loans may be outstanding at any one time. Each Conversion Request shall be irrevocable by the Borrowers.

                  (b) Any Loan of any Type may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrowers with the notice provisions contained in ss.2.11(a); provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which the officers of the Agent active upon the Borrowers' account have actual knowledge. The Agent shall notify the Lenders promptly when any such automatic conversion contemplated by this ss.2.11(b) is scheduled to occur.

                  (c) In the event that the Borrowers do not notify the Agent of the Borrowers' election hereunder with respect to any Loan, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

       ss.2.12.   Funds for Loans.

                  (a) Each Lender does hereby authorize the Agent to make all Loans, subject to the terms and conditions of this Agreement, which are requested by the Borrowers during any Business Day. Each Lender does hereby further irrevocably agree, whether or not this Agreement has been terminated, an Event of Default has occurred, or the Obligations have been accelerated, not later than 11:00 a.m. (Boston time) on each Business Day to make available to the Agent, at its office, in immediately available funds, the amount of such Lender's Commitment Percentage of each Revolving Credit Loan made by the Agent on the immediately preceding Business Day after taking into account payments received by the Agent and applied to the Revolving Credit Loans on such Business Day. The failure or refusal of any Lender to make available to the Agent at the aforesaid time and place the amount of its Commitment Percentage of the Revolving Credit Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Agent the amount of such other Lender's Commitment Percentage of any Loan, nor shall such failure or refusal obligate any other Lender to fund such failing or refusing Lender's Commitment Percentage of any Loan.

                  (b) The Agent may, unless notified to the contrary by any Lender prior to the Business Day immediately following a Drawdown Date, assume that such Lender has made available to the Agent the amount of such Lender's Commitment Percentage of the Loan made on such Drawdown Date. If any Lender makes available to the Agent such amount on a date after the Business Day immediately following such Drawdown Date, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the weighted average, computed for the period referred to in clause (iii) below, of the interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such Lenders' Commitment Percentage of such Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Business Day immediately following the Drawdown Date to the date on which the amount of such Lenders' Commitment Percentage of such Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Lender. If the amount of such Lender's Commitment Percentage of such Loans is not made available to the Agent by such Lender within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the subject Loans made on such Drawdown Date.

       ss.3.      LETTERS OF CREDIT.

         ss.3.1. Establishment of Letter of Credit Sublimits.

         (a) Subject to the terms and conditions of this Agreement, the Agent, upon written request of the Lead Borrower, agrees to cause the Issuing Bank to issue Letters of Credit on behalf of the Lenders for the account of the Borrowers during the Revolving Credit Period until the occurrence of any Default, each such Letter of Credit to be in such form as the Lead Borrower and the Issuing Bank may agree from time to time. As of the date that the initial Revolving Credit Loan is made, all Existing L/Cs shall be deemed to have been issued under this Agreement and shall constitute Letters of Credit for all purposes hereunder.

         (b) The amount which the beneficiaries under all Letters of Credit then outstanding may draw thereunder shall not at any time exceed the Maximum Drawing Amount.

         (c) The aggregate of (i) the Stated Amount of all Letters of Credit at any time outstanding, plus (ii) the amount of all outstanding Swingline Loans, plus (iii) the amount of all outstanding all Revolving Credit Loans shall not exceed the Commitments.

         (d) No Documentary Letter of Credit shall have an expiry date later than the earlier of (i) ninety (90) days after the issuance of such Documentary Letter of Credit; or (ii) ninety (90) days prior to the Revolving Credit Termination Date.

         (e) No Standby Letter of Credit shall have an expiry date later than the earlier of (i) 365 days after the issuance of such Standby Letter of Credit; or (ii) thirty (30) days prior to the Revolving Credit Termination Date.

         ss.3.2. Letter of Credit Fees.

         (a) The Borrowers will pay to the Agent, for the ratable benefit of the Lenders, a fee for each Documentary Letter of Credit equal to the greater of (i) the Applicable Margin for Eurodollar Rate Loans per annum as in effect from time to time of the Stated Amount of each such Documentary Letter of Credit, or (ii) $500 for each such Documentary Letter of Credit. Such fees shall be payable by the Borrowers monthly in arrears on the first Business Day of each month

         (b) The Borrowers will pay to the Agent, for the ratable benefit of the Lenders, a fee for each Standby Letter of Credit equal to the Applicable Margin for Eurodollar Rate Loans per annum as in effect from time to time of the Stated Amount of each Standby Letter of Credit. Such fees shall be payable by the Borrowers monthly in arrears on the first Business Day of each month.

         (c) In addition to the fees payable pursuant to Subsections (a) and
(b), above, the Borrowers shall pay to the Issuing Bank (i) a fronting fee equal to 0.125% of the Stated Amount of each Letter of Credit, which shall be due and payable on each issuance thereof, and (ii) customary issuance, processing, amendment, and administrative fees on account of each Documentary Letter of Credit.

         (d) All fees provided for in this ss. 3.2 shall be calculated in accordance with the provisions of ss.4.4 hereof and shall be non-refundable under any circumstances.

         ss.3.3. Effect of Drawing Under Letter of Credit.

         The Borrowers shall reimburse the Agent and the Issuing Bank for the amount of any honoring of a Letter of Credit issued for the account of the Borrowers. Any drawing or presentation which is not so reimbursed by the Borrowers on the Business Day when so honored, shall constitute, a Revolving Credit Loan (or if the Commitments have been terminated shall constitute a loan by each of the Lenders pro rata in accordance with each Lender's Commitment Percentage).

         ss.3.4. Requests for Issuance of Letters of Credit.

         (a) Each request for the issuance of a Letter of Credit hereunder shall constitute a representation by the Borrowers that the applicable conditions set forth in ss.ss.10 and 11, below, have been satisfied on the date of such request.

         (b) The Lead Borrower shall execute and deliver to the Issuing Bank such further documents and instruments in connection with any Letter of Credit as the Issuing Bank, in accordance with its then customary practices with respect to similar facilities, reasonably may request.

         ss.3.5. Additional Provisions Relating to Letters of Credit.

         (a) The obligations of the Borrowers with respect to Letters of Credit shall be absolute and unconditional and shall rank pari pasu with the obligations of the Borrowers to repay all other Obligations. The Lenders' rights, powers, privileges and immunities specified in or arising under this Agreement and the other Loan Documents are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rules of law or contract.

         (b) None of the Issuing Bank, the Issuing Bank's correspondents, any advising, negotiating, or paying bank with respect to any Letter of Credit, the Agent, or the Lenders shall be responsible in any way for:

                  (i) performance by any beneficiary under any Letter of Credit of that beneficiary's obligations to any Borrower; or

                  (ii) except as a result of their respective gross negligence or wilful misconduct, the form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any Letter of

Credit if (with respect to the foregoing) such documents on their face appear to be in order.

         (c) The Issuing Bank may honor, as complying with the terms of any Letter of Credit and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of the creditors, liquidator, receiver, or other legal representative of the party authorized under such Letter of Credit to draw or issue such drafts or other documents.

         (d) Unless otherwise agreed to, in the particular instance, the Borrowers hereby authorize the Issuing Bank to (i) select an advising bank, if any; (ii) select a paying bank, if any; and (iii) select a negotiating bank.

         (e) All directions, correspondence, and funds transfers relating to any Letter of Credit are at the risk of the Borrowers. The Issuing Bank, the Agent, and the Lenders shall have discharged their respective obligations under any Letter of Credit which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instruments (or by any other commercially reasonable and comparable method). The Issuing Bank, the Agent, and the Lenders do not assume any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

         (f) The Issuing Bank's, the Agent's and the Lenders' rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

         (g) The Letters of Credit, except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuing Bank and the Lead Borrower, will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof.

         (h) The obligations of the Borrowers under this Agreement with respect to the Letters of Credit are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

                  (i) Any lack of validity or enforceability or restriction, restraint or stay in the enforcement of this Agreement, any Letter of Credit, or any other agreement or instrument relating thereto.

                  (ii)   Any amendment or waiver of any Letter of Credit.

                  (iii) The existence of any claim, set-off, defense, or other right which any Borrower may have at any time against the beneficiary of any Letter of Credit.

                  (iv) Any good faith honoring of a drawing under a Letter of Credit, which drawing could possibly have been dishonored based upon a strict construction of the terms of the Letter of Credit.

         ss.3.6. L/C Participations

         (a) The Issuing Bank irrevocably agrees to grant and hereby grants to each Lender (other than such Issuing Bank), and, to induce such Issuing Bank to issue Letters of Credit hereunder, each such Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Bank, on the terms and conditions hereinafter stated, for such Lender's own account and risk an undivided interest equal to such Lender's Commitment Percentage in such Issuing Bank's obligations and rights under each Letter of Credit issued by such Issuing Bank hereunder and the amount of each draft paid by such Issuing Bank thereunder. Each such Lender unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit issued by the Issuing Bank for which the Issuing Bank is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such Lender shall pay to the Agent for the account of the Issuing Bank upon demand an amount equal to such Lender's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

         (b) If any amount required to be paid by any Lender to any Issuing Bank pursuant to subsection 3.6(a) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit issued by the Issuing Bank is not paid to the Issuing Bank within three Business Days after the date such payment is due, such Lender shall pay to the Issuing Bank on demand interest at the rate set forth in ss.2.12(b) hereof.

         ss.4. CERTAIN GENERAL PROVISIONS.

         ss.4.1. Closing Fee. The Borrowers, jointly and severally, agree to pay to the Agent for the pro rata accounts of the Lenders the Closing Fee, which shall be paid to the Agent on the Closing Date.

         ss.4.2. Agent's Fees. The Borrower shall pay to the Agent for the Agent's own account, the Agent's Fee in such amounts and at such times agreed upon by the Agent and the Borrower in the Fee Letter.

         ss.4.3. Funds for Payments.

         (a) All payments of principal, interest, commitment fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Lenders and the Agent, at its office at 100 Federal Street, Boston, Massachusetts 02110, or at such other location that the Agent may from time to time designate, in each case in immediately available funds.

         (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Lenders or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Agent to receive the same net amount which the Lenders or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

         ss.4.4. Computations. All computations of interest on the Base Rate Loans and of other fees payable by the Borrowers to the extent applicable shall be based on a 365-day year and paid for the actual number of days elapsed. All computations of interest on Eurodollar Rate Loans shall be based on a 360-day year and paid for the actual number of days elapsed. Each change in the Base Rate shall be effective, for purposes of the determination of interest hereunder, contemporaneously with the effectiveness of such change in the Base Rate. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans from time to time shall be considered correct and binding on the Borrowers, absent fraud or manifest error, unless within one hundred eighty (180) days after mailing by the Agent to the Lead Borrower of any notice of such outstanding amount, the Lead Borrower shall notify the Agent in writing of any objection thereto.

         ss.4.5. Inability to Determine Eurodollar Rate. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Lenders) to the Borrower and the Lenders. In such event (a) any request for a Loan with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each Eurodollar Rate Loan on the last day of the then current Interest Period thereof will automatically become a Base Rate Loan, and (c) the obligations of the Lenders to make Eurodollar Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Lenders.

         ss.4.6. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Rate Loans, such Lender shall forthwith give notice of such circumstances to the Borrower and thereupon (a) the Commitment of such Lender to make Eurodollar Rate Loans or convert Loans of another type to Eurodollar Rate Loans shall forthwith be suspended and (b) the Eurodollar Rate Loans then Outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Agent for the account of such Lender, upon demand by such Lender, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this ss.4.6, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder and any amounts payable under ss.4.10 hereof.

         ss.4.7. Additional Costs, Etc. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (a) subject any Lender or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Lender's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Lender or the Agent); or

                  (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender under this Agreement or the other Loan Documents; or

                  (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Lender; or

                  (d) impose on any Lender or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Lender's Commitment, or any class of loans or commitments of which any of the Loans or such Lenders' Commitment forms a part;

                  (e) impose on any Lender any other conditions or requirements relating to any Letters of Credit, and the result of any of the foregoing is

                      (i) to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Lender's Commitment or Letters of Credit; or

                      (ii) to reduce the amount of principal, interest or other amount payable to such Lender or the Agent hereunder on account of such Lender's Commitment or any of the Loans or Letters of Credit; or

                      (iii) to require such Lender or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by the Agent or any such Lender at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Agent such additional amounts as will be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or other sum. The payment obligations under this ss.4.7 shall terminate one month after the Revolving Credit Termination Date unless prior written notice of any claim hereunder has been provided to the Parent.

         ss.4.8. Capital Adequacy. If any present or future law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Lender or the Agent or any corporation controlling such Lender or the Agent and such Lender or the Agent determines that the amount of capital required to be maintained by it is increased by or based upon the existence of the Loans or the Commitments made or deemed to be made pursuant hereto, then the Agent or any such Lender may notify the Borrower of such fact, and the Borrower shall pay to such Lender or the Agent from time to time on demand, as an additional fee payable hereunder, such amount as such Lender or the Agent shall determine in good faith and certify in a notice to the Borrower to be an amount that will adequately compensate such Lender in light of these circumstances for its increased costs of maintaining such capital. The payment obligations under this ss.4.8 shall terminate one month after the Revolving Credit Termination Date unless prior written notice of any claim hereunder has been provided to the Parent.

         ss.4.9. Certificate. A certificate setting forth any additional amounts payable pursuant to ss.ss.4.7 or 4.8 and a brief explanation of such amounts which are due, submitted by any Lender or the Agent to the Borrower, shall be prima facie evidence that such amounts are due and owing.

         ss.4.10. Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Lender may sustain or incur (including, without limitation, by virtue of acceleration after the occurrence of any Event of Default) as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a request for a Loan or a Conversion Request (c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans.

         ss.4.11. Interest After Default. Following the occurrence and during the continuance of an Event of Default, principal and all other amounts payable hereunder or under any of the other Loan Documents, at the option of the Majority Lenders, shall bear interest payable on demand at a rate per annum equal to the aggregate of the respective interest rates for Base Rate Loans plus two percent (2%) per annum.

         ss.4.12 Maximum Rate of Interest. All Loan Documents are hereby expressly limited so that in no contingency or event whatsoever, whether by reason or acceleration or otherwise, shall the amount paid, or agreed to be paid to the Lenders for the Indebtedness to the Lenders hereunder exceed the maximum permissible under applicable law. As used herein, "applicable law" shall mean the law in effect as of the Closing Date, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then the Indebtedness hereunder shall be governed by such new law as of its effective date. If, under or from any circumstances whatsoever, fulfillment of any provisions of any Loan Document at the time performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Lenders should receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance of the Obligations and not to the payment of interest.

         ss.5. COLLATERAL SECURITY. The Obligations shall be secured by a perfected first priority security interest to be held by the Agent (subject only to Permitted Liens) in the Collateral.

         ss.6. REPRESENTATIONS AND WARRANTIES. The Obligors represent and warrant to the Agent and the Lenders as follows.

         ss.6.1. Corporate Authority; Etc.

                  (a) Incorporation; Good Standing. The Obligors (i) are corporations, validly existing and in good standing under the laws of the jurisdiction of their incorporation (ii) have all requisite power to own their properties and conduct their businesses as now conducted and as presently contemplated, and (iii) are in good standing as a foreign corporation and are duly authorized to do business in each jurisdiction where by reason of the nature or location of that Obligor's assets such qualification may be necessary.

                  (b) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Obligors are to become a party and the transactions contemplated hereby and thereby (i) are within the authority of the Obligors, (ii) have been duly authorized by all necessary proceedings, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule, regulation or agreement to which any Obligor is subject or any judgment, order, writ, injunction, license or permit applicable to any Obligor, and (iv) do not and will not conflict with any provision of any Obligor's organization documents or other charter documents or bylaws of, or any agreement or other instrument binding upon, any Obligor.

                  (c) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which the Obligors are or are to become a party will result in valid and legally binding obligations of the Obligors enforceable against each of them in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         ss.6.2. Governmental Approvals. The execution, delivery and performance by the Obligors of this Agreement and the other Loan Documents to which the Obligors are or are to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of related financing statements in the appropriate records office with respect thereto.

         ss.6.3. Title to Properties; Leases. Except as indicated on Schedule
6.3 hereto, the Parent and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Parent as of January 29, 2000 or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), and such assets are not subject to any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

         ss.6.4. Financial Statements. The following financial statements have been furnished to each of the Lenders:

                  A consolidated balance sheet of the Borrower and its Subsidiaries as of January 29, 2000, and a consolidated statement of income for the fiscal year then ended, accompanied by an auditor's report prepared without qualification by Arthur Andersen, LLP or another independent certified public accountant selected by the Parent and satisfactory to the Agent. Such balance sheet and statement of income have been prepared in accordance with Generally Accepted Accounting Principles and fairly present the financial condition of the Parent and its Subsidiaries as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Parent or any of its Subsidiaries as of such date involving material amounts, not disclosed in said balance sheet and the related notes thereto.

         ss.6.5. No Material Changes, Etc. Since January 29, 2000, there has occurred no materially adverse change in the financial condition or business of the Parent or its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Parent and its Subsidiaries as of such date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect on the business or financial condition of the Parent and its Subsidiaries, taken as a whole.

         ss.6.6. Franchises, Patents, Copyrights, Etc. The Parent and its Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others, except where a failure to possess such rights would not have a materially adverse effect on the business, assets or financial condition of the Parent and its Subsidiaries.

         ss.6.7. Litigation. Except as stated on Schedule 6.7, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of the Obligors, threatened against the Parent or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, would likely, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Obligors or materially impair the right of the Parent and its Subsidiaries, taken as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of the Parent and its Subsidiaries, or which challenge the validity of this Agreement or any of the other Loan Documents taken as a whole, or any action taken or to be taken pursuant hereto or thereto.

         ss.6.8. No Materially Adverse Contracts, Etc. Neither the Parent nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Parent and its Subsidiaries taken as a whole. Neither the Parent nor any of its Subsidiaries is a party to any contract or agreement that has or is expected to have any materially adverse effect on the business of the Parent or its Subsidiaries taken as a whole.

         ss.6.9. Compliance With Other Instruments, Laws, Etc. Neither the Parent nor any of its Subsidiaries is in violation of any provision of its charter or other organization documents, by-laws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Parent and its Subsidiaries taken as a whole.

         ss.6.10. Tax Status. Except as stated on Schedule 6.10, the Parent and its Subsidiaries (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Obligors know of no basis for any such claim.

         ss.6.11. No Event of Default. No Default or Event of Default has occurred and is continuing.

         ss.6.12. Holding Company and Investment Company Acts. Neither the Parent nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor are any of them an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

         ss.6.13. Absence of UCC Financing Statements, Etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any material Collateral or rights thereunder.

         ss.6.14. Certain Transactions. Except as set forth on Schedule 6.14, none of the officers, trustees, directors, or employees of the Parent or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director or such employee or, to the knowledge of the Obligors, any corporation, partnership, trust or other entity in which any officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         ss.6.15. Employee Benefit Plans; Multiemployer Plans; Guaranteed Pension Plans. Neither any Obligor nor any ERISA Affiliate maintains or contributes to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan other than as set forth in Schedule 6.15 hereof.

         ss.6.16. Regulations U and X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

         ss.6.17. Environmental Compliance. Except as disclosed on Schedule
6.17,

                  (a) the operations of the Parent and each of its Subsidiaries comply with all applicable Environmental Laws;

                  (b) none of the operations of the Parent or any of the Subsidiaries is the subject of any judicial or administrative proceeding alleging the violation of any Environmental Laws;

                  (c) none of the operations of the Parent or any of its Subsidiaries is the subject of any federal or state investigation evaluating whether the Parent or any of its Subsidiaries disposed of any hazardous or toxic waste, substance or constituent at any site that may require remedial action, or any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent into the environment;

                  (d) neither the Parent nor any of its Subsidiaries has filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a hazardous or toxic waste, substance or constituent into the environment;

                  (e) neither the Parent nor any of the Subsidiaries has any contingent liability in connection with any release of any hazardous or toxic waste, substance or constituent into the environment, nor has the Parent or any of the Subsidiaries received any notice, letter or other indication of potential liability arising from the disposal of any hazardous or toxic waste, substance or constituent into the environment.

         ss.6.18. Subsidiaries. Schedule 6.18(a) sets forth all of the direct and indirect Subsidiaries of the Parent. Schedule 6.18(b) sets forth all of the Inactive Subsidiaries. The Parent or a Subsidiary is the owner, free and clear of all liens and encumbrances, of all of the issued and outstanding capital stock of each Subsidiary. All shares of such stock have been validly issued and are fully paid and nonassessable and no rights to subscribe to any additional shares have been granted, and no options, warrants, or similar rights are outstanding other than the Convertible Notes.

         ss.6.19. Loan Documents. All of the representations and warranties of the Obligors made in the other Loan Documents or any document or instrument delivered to the Agent or the Lenders pursuant to or in connection with any of such Loan Documents are true and correct in all material respects.

         ss.7. AFFIRMATIVE COVENANTS. The Obligors covenant and agree that, so long as any Obligation is outstanding or any Lender has any obligation to make any Loan:

         ss.7.1. Punctual Payment. The Obligors will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest, fees and other Obligations provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes, as well as all other sums owing pursuant to the Loan Documents.

         ss.7.2. Records and Accounts. The Obligors will (a) keep, and cause each of their Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with Generally Accepted Accounting Principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of their properties and the properties of their Subsidiaries, contingencies, and other reserves.

         ss.7.3. Financial Statements, Certificates and Information. The Lead Borrower will deliver to each of the Lenders:

                  (a) As soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Parent, the audited consolidated balance sheet of the Parent and its Subsidiaries at the end of such year, and the related audited consolidated statements of earnings and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles, and accompanied by an auditor's report prepared without qualification by Arthur Andersen, LLP (or by another independent certified public accountant acceptable to the Agent), together with the notes accompanying the financial statements and a written statement from such accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default.

                  (b) As soon as practicable, but in any event not later than forty-five(45) days after the end of each quarter, commencing with fiscal quarter ending April 29, 2000, copies of the unaudited consolidated balance sheet of the Parent and its Subsidiaries as of the end of such quarter, and the related unaudited consolidated statements of income and cash flow for such quarter and that portion of the Parent's and its Subsidiaries' fiscal year then elapsed (including a breakdown of such financial results by division and a comparison of such financial results to the prior year's results and to the projections furnished the Agent and the Lenders from time to time in accordance with the provisions of this Agreement), all in reasonable detail and prepared in accordance with Generally Accepted Accounting Principles, together with a certification by the principal financial or accounting officer of the Parent that the information contained in such financial statements fairly presents the financial position of the Parent and its Subsidiaries on the date thereof (subject to year-end adjustments).

                  (c) As soon as practicable, but in any event not later than thirty (30) days after the end of each month, copies of the unaudited consolidated balance sheet of the Parent and its Subsidiaries as of the end of such month, and the related unaudited consolidated statements of income and cash flow for such month and that portion of the Parent's and its Subsidiaries' fiscal year then elapsed, and projections for such future period as the Agent may require, all in reasonable detail and in form satisfactory to the Agent and prepared in accordance with Generally Accepted Accounting Principles, together with a certification by the principal financial or accounting officer of the Parent that the information contained in such financial statements fairly presents the financial position of the Parent and its Subsidiaries on the date thereof (subject to year-end adjustments).

                  (d) Simultaneously with the delivery of the financial statements referred to in subsections (a) and (b), above, a statement in the form of Exhibit E hereto signed by the principal financial or accounting officer of the Parent and setting forth in reasonable detail computations (A) to determine the Applicable Margin and (B) evidencing compliance with the covenants contained in ss.9, and (if applicable) reconciliations to reflect changes in Generally Accepted Accounting Principles.

                  (e) Contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission

(including, without limitation, SEC Forms 10K and 10Q) or sent to the stockholders of the Parent.

                  (f) Contemporaneously with the Borrower's receipt thereof, copies of all accountants' management letters.

                  (g) As soon as practicable, but in any event not later than thirty (30) days after the end of each fiscal year, monthly projections of the financial condition and operations of the Parent and its Subsidiaries for the following fiscal year, including, but not limited to, a projected consolidating balance sheet, statement of operations, statement of cash flows and statement of changes in stockholders' equity and projected calculations of the financial performance covenants set forth in ss.9 hereof, for such fiscal year.

                  (h) After January 31, 2003 but on or before February 15, 2003, a certification from the Parent's principal financial or accounting officer, as to the Total Leverage as of January 31, 2003; and

                  (i) From time to time such other financial data and information as the Agent or any Lender may reasonably request.

       ss.7.4.    Notices.

                  (a) Defaults. The Lead Borrower will promptly notify the Agent and each of the Lenders in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Parent or any of its Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, the Lead Borrower shall forthwith give written notice thereof to the Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

                  (b) Environmental Events. The Lead Borrower will promptly give notice to the Agent (i) of any violation of any Environmental Law that the Parent or any of its Subsidiaries reports in writing or is reportable by such Person in writing to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that in either case involves any assets of the Parent or any of its Subsidiaries or has the potential to materially affect the assets, liabilities, financial condition or operations of the Parent and its Subsidiaries or the Agent's security interests pursuant to the Security Documents.

                  (c) Notice of Litigation and Judgments. The Lead Borrower will give notice to the Agent and each of the Lenders in writing, simultaneous with the delivery of the financial information required to be delivered pursuant to ss.7.3(b) above, of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Parent or any of its Subsidiaries or to which the Parent or any of its Subsidiaries is or is to become a party, and which litigation or proceedings involves a claim in excess of $100,000.00, stating the nature and status of such litigation or proceedings. The Lead Borrower will give notice to the Agent and each of the Lenders, in writing, in form and detail satisfactory to the Agent and each of the Lenders, within ten (10) days of any judgment, final or otherwise, against the Parent or any of its Subsidiaries.

         ss.7.5. Existence; Maintenance of Properties. The Obligors will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as corporations under the jurisdiction of their incorporation. The Obligors will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises and those of their Subsidiaries, except for the Inactive Subsidiaries. The Obligors, except with respect to the Inactive Subsidiaries (i) will cause all of its properties and those of their Subsidiaries used or useful in the conduct of its business or the business of their Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Obligors may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) except as provided below, will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses. The Obligors (i) shall not make any loans or advances to, or transfer any assets to, any Inactive Subsidiary, nor allow any Inactive Subsidiary to engage in any business activity, other than such activity which may be required in connection with the dissolution and/or deregistration of such Inactive Subsidiary, and (ii) shall dissolve all Inactive Subsidiaries, which are Domestic Subsidiaries, on or before ninety (90) days from the date hereof, and shall endeavor in good faith and use its reasonable efforts to dissolve or deregister all Inactive Subsidiaries, which are not Domestic Subsidiaries as soon as possible, but in no event, not later than one (1) year from the date hereof. In the event that any Inactive Subsidiary has not been dissolved or deregistered in accordance with the provisions of the preceding sentence, the parent of such Inactive Subsidiary shall execute and deliver to the Agent, within thirty (30) days of the Agent's request, a stock pledge, in form and substance reasonably satisfactory to the Agent, to pledge the stock of such Inactive Subsidiary to the Agent for the ratable benefit of the Lenders and such other documents, instruments and agreements which the Agent may reasonably require in connection therewith.

         ss.7.6. Insurance. Schedule 7.6 sets forth all presently existing insurance maintained by the Obligors. The Obligors will maintain insurance on all Collateral as required by the Loan Documents and will maintain with respect to their other properties, and will cause each of their Subsidiaries to maintain with financially sound and reputable insurers, insurance with respect to such properties and its business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

         ss.7.7. Taxes. The Obligors will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon them and their properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies; provided, that any such tax, assessment, charge or other governmental charge need not be paid if the validity of the amount thereof shall currently be contested in good faith by appropriate proceedings and if the Obligors have set aside on their books, adequate reserves with respect thereto; and provided further that the Obligors will pay all such taxes, assessments, charges or other governmental charges forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

         ss.7.8. Inspection of Properties and Books. (a) The Obligors shall permit the Lenders, through the Agent or any of the Lenders' other designated representatives (at the Obligors' expense) to visit and inspect any of the properties of the Obligors or any of their Subsidiaries to examine the books of account of the Obligors and their Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Obligors and their Subsidiaries with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent or any Lender may reasonably request.

                  (b) Without limiting the rights of the Agent and the Lenders under ss.7.8(a), above, the Obligors shall permit the Agent, at the Obligors' expense, (i) to undertake commercial finance examinations; and (ii) to obtain appraisals of any of the Obligors' assets in form and substance and by appraisers satisfactory to the Agent; all of the foregoing at such times and intervals as the Agent may request, provided, however, unless an Event of Default has occurred and is continuing, the Agent agrees that the Agent shall only obtain one (1) appraisal and one (1) commercial finance examination during any one (1) consecutive twelve (12) month period.

         ss.7.9. Compliance with Laws, Contracts, Licenses, and Permits. Except where the failure to do so would not have a material adverse effect on the business, operations conditions (financial or otherwise), performance or properties of the Obligors and their Subsidiaries taken as a whole, the Obligors will comply with, and will cause each of their Subsidiaries to comply with (a) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (b) the provisions of their corporate charter and other charter documents and by-laws, (c) all agreements and instruments to which they are a party or by which they or any of their properties may be bound and (d) all applicable decrees, orders, and judgments. If at any time while any Obligation is outstanding or the Lenders have any obligation to make

Loans hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Obligors may fulfill any of their obligations hereunder, the Obligors will promptly take or cause to be taken all reasonable steps to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Lenders with evidence thereof.

         ss.7.10. Use of Proceeds. The Borrowers will use the proceeds of the Revolving Credit Loans solely to refinance existing Indebtedness to Fleet Retail Finance Inc., as Agent, for working capital, for loans to the Parent to fund Permitted Stock Repurchases, for Capital Expenditures permitted herein, for the funding of the Permitted Watch World Acquisition, and for general corporate purposes.

         ss.7.11. Pledge of Stock of Material Foreign Subsidiaries. In the event after the date hereof, any Subsidiary shall become a Material Foreign Subsidiary, the parent of such Material Foreign Subsidiary shall execute and deliver to the Agent, within thirty (30) days of the Agent's request, a stock pledge, in form and substance satisfactory to the Agent, to pledge the stock of such Material Foreign Subsidiary to the Agent for the ratable benefit of the Lenders, and such other documents, instruments and agreements which the Agent may reasonably require in connection therewith.

         ss.7.12. Further Assurances. The Obligors will cooperate with, and will cause each of their Subsidiaries to cooperate with the Agent and the Lenders and execute such further instruments and documents as any Lender or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

         ss.8. CERTAIN NEGATIVE COVENANTS. The Obligors covenant and agree that, so long as any Obligation is outstanding or any of the Lenders has any obligation to make any Loans:

         ss.8.1. Restrictions on Indebtedness. The Obligors will not, and will not permit any of their Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                  (a) Indebtedness to the Lenders arising under any of the Loan Documents;

                  (b) current liabilities of the Obligors or their Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                  (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of ss.7.7;

                  (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which an Obligor shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                  (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                  (f) Indebtedness existing on the date of this Agreement and listed and described on Schedule 8.1 hereto;

                  (g) Indebtedness on account of Capital Leases in an amount not to exceed $500,000.00 in the aggregate outstanding at any time;

                  (h) Other Indebtedness, which together with the Indebtedness described in ss.8.1(g) hereof does not exceed $2,000,000.00 in the aggregate outstanding at any time;

                  (i) Indebtedness incurred by the Parent pursuant to (i) the guaranty by the Parent, in the ordinary conduct of the business of the Parent and its Subsidiaries, consistent with past business practices, of any Subsidiary's Indebtedness, and/or (ii) any indemnity obligation incurred by the Parent in the ordinary conduct of the business of the Parent and its Subsidiaries, consistent with past business practices, with respect to any obligations of a Subsidiary;

                  (j) Hedge Agreements in respect of Indebtedness otherwise permitted hereby that bears interest at a floating rate, so long as such agreements are not entered into for speculative purposes.

         ss.8.2. Restrictions on Liens, Etc. The Obligors will not, and will not permit any of their Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of their property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of their property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than sixty (60) days after the same shall have been incurred any Indebtedness or claim or demand against them that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Obligors and any Subsidiary of the Obligors may create or incur or suffer to be created or incurred or to exist the following (collectively, the "Permitted Liens"):

                  (i) liens in favor of any Obligor on all or part of the assets of Subsidiaries of such Obligor securing Indebtedness owing by Subsidiaries of such Obligor to such Obligor;

                  (ii) liens on properties to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not overdue;

                  (iii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                  (iv) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted byss.8.1(d);

                  (v) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties in existence less than 40 days from the date of creation thereof in respect of obligations not overdue;

                  (vi) encumbrances on properties consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which an Obligor or a Subsidiary of an Obligor is a party, and other minor liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Obligors and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of any Obligor individually or of the Parent and its Subsidiaries on a consolidated basis.

                  (vii) presently outstanding liens listed on Schedule 8.2 hereto;

                  (viii) liens in favor of the Agent and the Lenders under the Loan Documents; and

                  (ix) purchase money liens in equipment to secure Indebtedness otherwise permitted hereby.

         ss.8.3. Restrictions on Investments. The Obligors will not, and will not permit any of their Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments which constitute:

                  (a) (i) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Obligors;

                      (ii) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000.00;

                      (iii) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

                  (b) Permitted Stock Repurchases;

                  (c) Investments existing on the date hereof and listed on
Schedule 8.3 hereto; and

                  (d) As long as no Event of Default then exists or would arise therefrom, Investments in the ordinary course of business consistent with past and existing practices in an amount not to exceed $7,500,000.00 during any fiscal year in the aggregate.

         ss.8.4. Merger, Consolidation. The Obligors will not, and will not permit any of their Subsidiaries (except the Inactive Subsidiaries) to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or disposition or stock acquisition or disposition (other than the acquisition or disposition of assets in the ordinary course of business consistent with past practices) except (i) the merger or consolidation of one or more of the Subsidiaries (including any Inactive Subsidiary) of an Obligor with and into an Obligor, or (ii) the merger or consolidation of two or more Subsidiaries (including any Inactive Subsidiaries) of any Obligor, or (iii) as long as no default or Event of Default then exists or would arise therefrom, the Permitted Watch World Acquisition.

         ss.8.5. Sale and Leaseback. Except for sales and leasebacks of equipment in the aggregate amount of $1,000,000.00 during any fiscal year of the Obligors, the Obligors will not, and will not permit any of their Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Obligor or any Subsidiary of the Obligors shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Obligor or any Subsidiary of an Obligor intends to use for substantially the same purpose as the property being sold or transferred.

         ss.8.6. Compliance with Environmental Laws. The Obligors will not, and will not permit any of their Subsidiaries to, do any of the following: (a) use any property as a facility for the handling, processing, storage or disposal of Hazardous Material, except in full compliance with Environmental Laws, (b) cause or permit to be located on any of their properties any underground tank or other underground storage receptacle for Hazardous Material except in full compliance with Environmental Laws, or (c) generate or dispose of any Hazardous Material on any of its properties except in full compliance with Environmental Laws.

         ss.8.7. Distributions. The Parent and its Subsidiaries will not make any Distributions, provided that as long as no Default exists or arises as a result of such payment, and the Repurchase Conditions are satisfied, the Borrowers may make loans to the Parent to enable the Parent to repurchase the Parent's capital stock or to acquire options for the purchase or sale of such stock, provided further that the aggregate amount so loaned to the Parent from and after t he Closing Date shall not exceed $100,000,000.

         ss.8.8. Subsidiaries. Without limiting the provisions of ss.8.3, the Obligors shall not acquire, form, or otherwise invest in any Subsidiary other than in the ordinary course of business consistent with past and existing practices and only (i) if a Domestic Subsidiary, the Subsidiary executes a guaranty of the Obligations and grants the Agent first perfected liens on its assets, and (ii) all of the stock of such Subsidiary (or with respect to a Material Foreign Subsidiary, 65% of its stock) is pledged to the Agent as security for the Obligations and (iii) no Event of Default exists or would arise therefrom.

         ss.8.9. Fiscal Year. The fiscal year of the Parent and its Subsidiaries presently ends on the Saturday closest to January 31 of each year. The Parent and its Subsidiaries shall not change their fiscal year end without furnishing prior written notice thereof to, and first obtaining the consent of, the Majority Lenders, which consent shall not be unreasonably withheld or delayed.

         ss.8.10. Loans and Advances. The Obligors will not and will not permit any of their Subsidiaries to, make any loans or advances to any Person other than:

                  (a) Loans to the Parent in accordance with the provisions ofss.8.7 hereof;

                  (b) Loans and advances existing on the date hereof and listed on Schedule 8.10 hereof;

                  (c) Advance payments made to an Obligor's suppliers in the ordinary course;

                  (d) Advances to any Obligor's officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of such Obligor, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by such Obligor;

                  (e) Loans to the Joint Ventures in an amount not to exceed $500,000.00 in the aggregate outstanding at any one time provided that no Event of Default then exists or would arise therefrom;

                  (f) Loans and advances to both Material Foreign Subsidiaries and Non-Material Foreign Subsidiaries (exclusive of those set forth on Schedule
8.10 hereof), in an amount not to exceed the aggregate outstanding at any one time of (i) $5,000,000.00, plus (ii) that amount which is equal to seventy-five percent (75%) of that portion of the Consolidated EBITDA which is attributable to both Material Foreign Subsidiaries and Non-Material Foreign Subsidiaries, on a rolling four (4) quarter basis (after giving effect to any previous loans made pursuant to this subclause (ii)), provided that no Event of Default then exists or would arise therefrom;

                  (g) Provided that no Event of Default then exists or would arise therefrom, bridge loans to any employees of the Parent or its Subsidiaries which bridge loans are made in the ordinary conduct of the business of the Parent and its Subsidiaries, consistent with past business practices, and the proceeds of which bridge loans shall be used by such employees for relocation expenses or as otherwise permitted under the Parent's employee assistance plan, and which bridge loans shall not exceed $1,000,000.00 in the aggregate outstanding at any one time; and

                  (h) Loans to any Subsidiary not expressly prohibited under this Agreement; provided that no Event of Default then exists or would arise therefrom.

         ss.8.11 Transactions with Affiliates. The Obligors shall not make any payment, make any Investment, nor give any value to any Subsidiary or Affiliate except in the ordinary course of business, consistent with past and existing practices of the Obligors, or not otherwise prohibited hereunder, provided that no Event of Default then exists or would arise therefrom.

         ss.8.12. Subordinated Debt.

         (a) The Obligors shall not

                  (i) effect or permit any material change or amendment to the terms of the instruments, documents, or agreements evidencing the Subordinated Debt;

                  (ii) grant any collateral security for the Subordinated Debt;
or

                  (iii) directly or indirectly, make any payment of any principal of, or in redemption, retirement or repurchase of, any Subordinated Debt (other than payments of interest at the times and rates set forth in the instruments, documents, and agreements evidencing the Subordinated Debt).

         (b) The Obligors acknowledge that the Obligations (and the Parent's Guaranty thereof) constitute "Designated Senior Indebtedness" for purposes of, and as defined in, the Indenture dated as of June 26, 1996 between the Parent and The Bank of New York, as Trustee relating to the Convertible Notes, as amended and in effect.

         ss.8.13. No Restrictions on Obligations. None of the Obligors shall enter into or become subject to, directly or indirectly, any agreement prohibiting or restricting in any manner (including, without limitation, by way of covenant, representation or event of default) (i) the incurrence, creation or assumption of the Obligations or any encumbrances on any property of any Obligor, except in the case of customary transfer restrictions in Affiliates owned 50% or less by any Obligor, or (ii) the granting of a security interest, pledge or encumbrance in favor of the Agent and the Lenders on any asset of any Obligor.

         ss.9. FINANCIAL COVENANTS OF THE BORROWER. The Borrowers covenant and agree that, so long as any Obligation is outstanding or any Lender has any obligation to make any Loans:

         ss.9.1. Minimum Consolidated Net Worth. The Borrowers shall not permit Consolidated Net Worth at any time to be less than the result of (a) $40,000,000, plus (b) one hundred percent (100%) of the proceeds of any stock issuance by the Parent and/or any of its Subsidiaries on a cumulative basis, plus (c) fifty percent (50%) of Consolidated Net Income (but not less than zero) in each fiscal quarter of the Parent and its Subsidiaries, commencing with fiscal quarter ended April 29, 2000, on a cumulative basis, minus (d) the amount of any Permitted Stock Repurchases.

         ss.9.2. Senior Funded Debt to Consolidated EBITDA Ratio. The Borrowers shall not permit the ratio of Senior Funded Debt to Consolidated EBITDA, tested as of the end of each of the following quarters, calculated on a rolling four
(4) quarters basis to exceed the following:

--------------------------------------------------------------------------------
Fiscal Quarter Ending
--------------------------------------------------------------------------------
April 29, 2000
--------------------------------------------------------------------------------
July 29, 2000
--------------------------------------------------------------------------------
October 28, 2000
--------------------------------------------------------------------------------
February 3, 2001
--------------------------------------------------------------------------------
May 5, 2001
--------------------------------------------------------------------------------
August 4, 2001
--------------------------------------------------------------------------------
November 3, 2001
--------------------------------------------------------------------------------
February 2, 2002
--------------------------------------------------------------------------------
May 4, 2002
--------------------------------------------------------------------------------
August 3, 2002 and each
fiscal quarter end
thereafter
--------------------------------------------------------------------------------

         ss.9.3. Consolidated Operating Cash Flow to Debt Service Ratio. The Borrowers shall not permit the ratio of Consolidated Operating Cash Flow to Debt Service

Charges, tested as of the end of each of the following quarters, calculated on a rolling four (4) quarter basis to be less than the following:

--------------------------------------------------------------------------------
Fiscal Quarters Ending
In
--------------------------------------------------------------------------------
Fiscal Year 2000
--------------------------------------------------------------------------------
Fiscal Year 2001
--------------------------------------------------------------------------------
Fiscal Year 2002 and
thereafter
--------------------------------------------------------------------------------

         ss.9.4. Maximum Total Funded Debt to Consolidated EBITDA Ratio. The Borrowers shall not permit the ratio of Total Funded Debt to Consolidated EBITDA, tested as of the end of each of the following quarters, calculated on a rolling four quarter basis, to exceed the following:

--------------------------------------------------------------------------------
Fiscal Quarter Ending
--------------------------------------------------------------------------------
April 29, 2000
--------------------------------------------------------------------------------
July 29, 2000
--------------------------------------------------------------------------------
October 28, 2000
--------------------------------------------------------------------------------
February 3, 2001
--------------------------------------------------------------------------------
May 5, 2001
--------------------------------------------------------------------------------
August 4, 2001
--------------------------------------------------------------------------------
November 3, 2001
--------------------------------------------------------------------------------
February 2, 2002
--------------------------------------------------------------------------------
May 4, 2002
--------------------------------------------------------------------------------
August 3, 2002 and each fiscal
quarter thereafter
--------------------------------------------------------------------------------

         ss.10. CLOSING CONDITIONS. The obligations of the Agent and the Lenders to make the Revolving Credit Loans and of the Issuing Bank on behalf of the Lenders to issue Letters of Credit shall be subject to satisfaction of the following conditions precedent:

         ss.10.1. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders.

         ss.10.2. Certified Copies of Organization Documents. Each of the Lenders shall have received from the Obligors a copy, certified as of a recent date by the appropriate officer of the State in which Obligors are organized to be true and complete, of the corporate charter and any other organization documents of Obligors as in effect on such date of certification.

         ss.10.3. By-laws; Resolutions. All action on the part of the Obligors necessary for the valid execution, delivery and performance by the Obligors of this Agreement and the other Loan Documents to which they are or are to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to each of the Lenders. Each of the Lenders shall have received from the Obligors true copies of the Obligors' by-laws and the resolutions adopted by the Obligors' board of directors authorizing the transactions described herein, each certified by each Obligor's secretary as of a recent date to be true and complete.

         ss.10.4. Incumbency Certificate; Authorized Signers. Each of the Lenders shall have received from the Obligors an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of each Obligor and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Obligors, each of the Loan Documents to which the Obligors are or are to become a party; (b) to make requests for Loans and Conversion Requests; and (c) to give notices and to take other action under the Loan Documents.

         ss.10.5. Validity of Liens. The Security Documents shall be effective to create in favor of the Agent for the benefit of the Lenders a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Lenders to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent and the Lenders.

         ss.10.6. Financial Performance Covenant Compliance. The Obligors shall have furnished the Agent with a certificate demonstrating compliance with all financial covenants set forth inss.9 hereof on a pro forma basis.

         ss.10.7. Consents and Approvals. All governmental and third party consents and approvals, if any, necessary in connection with this Agreement and the other Loan Documents, shall have been obtained (without the imposition of any conditions that are not acceptable to the Agent) and shall remain in effect; all applicable waiting periods with respect to such consents and approvals shall have expired without any action being taken by any competent authority; and, in the judgement of the Agent; no law or regulation shall be applicable which restrains, prevents, or imposes materially adverse conditions upon this Agreement or the other Loan Documents.

         ss.10.8. Opinions of Counsel. The Agent shall have received an opinion of counsel to the Obligors in form and substance reasonably satisfactory to the Agent.

         ss.10.9. Payoff Letter. The Agent shall have received a payoff letter from the Borrowers' existing lenders satisfactory in form and substance to the Agent.

         ss.10.10. Payment of Fees. The Obligors shall have paid to the Agent
(a) for the pro rata accounts of the Lenders the Closing Fee pursuant toss.4.1, and (b) the Agent's Fee.

         ss.10.11. Financial Statements. The Agent shall be satisfied that the financial information delivered to it prior to the Closing Date fairly presents the business and financial condition of the Parent and its Subsidiaries as at the close of business on the respective dates thereof, and that no material adverse change shall have occurred in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Parent, the Borrowers or any of their respective Subsidiaries, taken as a whole, from the Parent's and the Borrowers' financial statements at, and for the period closing at January 29, 2000.

         ss.10.12. Governmental Regulations. No material changes in governmental regulation or policy affecting the Agent or Lenders involved in this transaction or the Obligors shall have occurred prior to the Closing Date.

         ss.10.13. Due Diligence. The Agent, in connection with its conduct of due diligence, shall have been given such access to the management, records, books of account, contracts and properties of the Parent, the Borrowers and their respective Subsidiaries and shall have received such financial, business, and other information regarding the Parent, the Borrowers and their respective Subsidiaries as it shall have requested, including, without limitation, information as to possible contingent liabilities, transactions with affiliates, tax matters, environmental matters, and obligations under ERISA and welfare plans, collective bargaining agreements and other arrangements with employees. The Agent and Agent's counsel shall have completed their due diligence investigation of the Borrower and its subsidiaries in scope with the results of such due diligence being satisfactory to the Agent and its counsel.

         ss.10.14. No Litigation. No action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or governmental instrumentality that (i) reasonably could be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Parent or any of its Subsidiaries, taken as a whole or (ii) would materially adversely affect this Agreement and the other Loan Documents, taken as a whole. The current status of all pending litigation shall be reasonably satisfactory to Agent.

         ss.10.15. Additional Documents. The Borrower shall have provided such additional instruments and documents to the Agent and the Lenders as the Agent and the Agent's counsel may have reasonably requested.

         ss.11. CONDITIONS TO ALL BORROWINGS AND ISSUANCE OF LETTERS OF CREDIT. The obligations of the Lenders to make any Loan or for the Issuing Bank to issue any Letter of Credit, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

         ss.11.1. Representations True; No Event of Default. Each of the representations and warranties of the Parent and its Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated and permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. Each of the Lenders shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

         ss.11.2. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan.

         ss.11.3. Governmental Regulation. Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         ss.11.4. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement, the other Loan Documents and all other documents incident thereto shall be reasonably satisfactory in substance and in form to the Lenders and to the Agent's counsel, and the Lenders and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

         ss.12. EVENTS OF DEFAULT; ACCELERATION; ETC.

         ss.12.1 Events of Default and Acceleration. If any of the following events ("Events of Default") shall occur:

                  (a) The failure of any Borrower to pay any principal of the Loans at the stated date of maturity or any accelerated date of maturity, or the failure of any Borrower to pay any principal of the Loans at any other date fixed for payment within two (2) Business Days of such date;

                  (b) The failure of any Borrower to pay any interest on the Loans or any other sums due hereunder or under any of the other Loan Documents at the stated date of maturity or any accelerated date of maturity, or the failure of any Borrower to pay any interest on the Loans or any other sums due hereunder or under any of the other Loan Documents at any other date fixed for payment within two (2) Business Days of such date;

                  (c) Any Borrower shall fail to comply with any of its covenants contained in ss.ss.7.3, 7.5 and 7.9 hereof within five (5) Business Days after written notice of such failure has been given to the Borrowers by the Agent;

                  (d) Any Borrower shall fail to comply with any of its covenants contained in any other provision of ss.7, ss.8 or ss.9 hereof;

                  (e) Any Borrower or any Subsidiary shall fail to perform any other term, covenant or agreement contained herein (other than those specified elsewhere in this ss.12) or any of the covenants contained in any other Loan Documents for thirty (30) days after written notice of such failure has been given to the Borrowers by the Agent; provided, however, such cure period shall be extended for an additional thirty (30) days if the Borrower or such Subsidiary has diligently commenced such cure but is unable to complete same within the initial thirty (30) day period and such cure can be completed within such additional thirty (30) day period;

                  (f) any representation or warranty of the Borrowers, the Parent or any Subsidiary in this Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Agreement is determined by the Agent to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                  (g) Any Borrower, the Parent or any Subsidiary shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases, in excess of $1,000,000.00, or fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases, in excess of $1,000,000.00, for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

                  (h) Any Borrower, the Parent or any Subsidiary shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any Borrower, the Parent or any Subsidiary or of any substantial part of the assets of any Borrower, the Parent or any of the Subsidiary or shall commence any case or other proceeding relating to any Borrower, the Parent or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any Borrower, the Parent or any Subsidiary and any Borrower, the Parent or any Subsidiary shall indicate its approval thereof, consent thereto or acquiescence therein;

                  (i) The filing of any case or other proceeding against any of the Borrowers, the Parent or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect and such case or proceeding is not discharged or dismissed within thirty (30) days of its commencement; a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Borrower, the Parent or any Subsidiary bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any Borrower, the Parent or any Subsidiary, in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                  (j) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against any Borrower, the Parent or any Subsidiary that, with other outstanding final judgments, undischarged, against any Borrower, the Parent or any Subsidiary exceeds in the aggregate $2,500,000.00;

                  (k) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any Borrower, the Parent or any Subsidiary, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (l) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of any Borrower, the Parent or any Subsidiary to the PBGC on such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000.00 and (i) such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or (ii) a trustee shall have been appointed by the United States District Court to administer such Plan; or
(iii) the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

                  (m) Any Borrower, the Parent or any Subsidiary shall be indicted for a United States federal crime, a punishment for which could reasonably include the forfeiture of any assets of any Borrower, the Parent or such Subsidiary, the effect of which could reasonably be expected to affect in any material way (i) the conduct by the Parent and its Subsidiaries, taken as a whole, of its business in the ordinary course, (ii) the Collateral, or (iii) the financial condition of the Parent and its Subsidiaries, taken as a whole;

                  (n) the termination or attempted termination of any guaranty executed by a Guarantor; or

                  (o) any Change in Control shall occur.

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

then, and in any such event, so long as the same may be continuing, the Agent may, and, upon the request of the Majority Lenders shall, by notice in writing to the Lead Borrower declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in ss.12.1(h) or 12.1(i), all such amounts shall become immediately due and payable automatically and without any requirement of notice from any of the Lenders or the Agent.

         ss.12.2 Termination of Commitments. If any one or more Events of Default specified in ss.12.1(h) or ss.12.1(i) shall occur, the Commitments shall forthwith terminate and the Lenders shall be relieved of all obligations to make Loans to the Borrowers and of all obligations to cause Letters of Credit to be issued. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date the conditions precedent to the making of the Loans to be made on such Drawdown Date are not satisfied, the Agent may, and upon the request of the Majority Lenders shall by notice to the Borrower, terminate the Commitments, and upon such notice being given such Commitments shall terminate immediately and the Lenders shall be relieved of all further obligations to make Loans and of all obligations to cause Letters of Credit to be issued. No termination of the credit hereunder shall relieve the Borrowers of any of the Obligations or any of its existing obligations to the Agent and the Lenders arising under other agreements or instruments. Furthermore, in the event of termination of the Commitments hereunder, the Borrower shall furnish the Agent with cash collateral for all outstanding Letters of Credit in an amount equal to one hundred five percent of the Stated Amount of all outstanding Letters of Credit. Such cash collateral may be immediately applied against any drawing under any such Letter of Credit without further notice to or consent from the Borrowers and, to the extent not utilized for such purpose, shall secure and may be applied against any and all Obligations hereunder.

         ss.12.3 Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to ss.12.1, the Agent may proceed, with the consent of the Majority Lenders but not otherwise, to protect and enforce its rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender or the Agent are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender or the Agent. No remedy herein conferred upon any Lender or the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

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

         ss.12.4 Distribution of Collateral Proceeds. In the event that, following the occurrence and during the continuance of any Default or Event of Default, the Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be turned over to the Agent and distributed by the Agent for application as follows:

                  (a) First, to the payment of, or (as the case may be) the reimbursement of, the Agent and each Lender for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent or any such Lender in connection with the collection of such monies by the Agent or such Lenders (exclusive of the Agent's fee payable pursuant to ss.4.2), for the exercise, protection or enforcement by the Agent or any such Lenders of all or any of the rights, remedies, powers and privileges of the Agent or such Lenders under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent or such Lenders against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent or the Lenders to such monies;

                  (b) Second, to all other Obligations (other than those described in subparagraphs (c) and (d), below) in such order or preference as the Majority Lenders may determine; provided, however, that distributions in respect of such Obligations shall be made (i) pari passu among Obligations with respect to the Agent's fee payable pursuant to ss.4.2 and all other such Obligations and (ii) such Obligations owing to the Lenders with respect to each type of Obligation (other than those described in subparagraphs (c) and (d), below) such as interest, principal, fees and expenses, shall be made among the Lenders pro rata; and provided, further that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

                  (c) Third, to all other Obligations not described in subparagraphs First and Second, above;

                  (d) Fourth, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to ss.9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

                  (f) Fifth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

         ss.13. SETOFF. Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from any of the Lenders to any


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

Borrower and any securities or other property of any Borrower in the possession of any Lender may be applied to or set off against the payment of Obligations of the Borrowers to such Lender. Any and all rights to require the Agent and the Lenders to exercise their rights and remedies with respect to any other Collateral which secures the Obligations prior to exercising their right of setoff against such deposits, credits, securities and other property are hereby knowingly, voluntarily and irrevocably waived. Each of the Lenders agrees with each other Lender that (a) if an amount to be set off is to be applied to Indebtedness of the Borrowers to such Lender, other than Indebtedness evidenced by the Notes held by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Lender, and (b) if such Lender shall receive from the Borrowers, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by such Lender by proceedings against the Borrowers at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

         ss.14. THE AGENT.

         ss.14.1. Authorization. The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and the Lenders is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Lender. Without limiting the foregoing, the Agent is hereby appointed and hereby accepts its appointment as fonde de pouvior of the Lenders as contemplated by Article 2692 of the Civil Code of Quebec to enter into, to take and to hold, on behalf of, and for the benefit of the Lenders, the Hypothec to be executed and delivered by Sunglass Hut of Canada. Ltd. in favor of the Agent for the ratable benefit of the Lenders (as amended from time to time, the "Hypothec"), and to exercise such powers and duties which are conferred upon the Agent under the Hypothec or any other deed of hypothec or herein or under any other Loan Document. Any Person who becomes a Lender shall be deemed to have consented to and confirmed the Agent as fonde de pouvior and to have ratified as of the date such Person becomes a Lender, all actions taken by the fonde de pouvior.

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

         ss.14.2. Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers and if not paid by the Borrowers shall be paid by the Lenders based upon their respective Commitment Percentages.

         ss.14.3. No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

         ss.14.4. No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectibility of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Parent or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrowers or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial condition of the Parent or any of its Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

         ss.14.5. Payments.

                  (a) As between the Agent and the Borrowers, a payment by the Borrowers to the Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Agent agrees promptly to distribute to each Lender such Lenders' pro rata share of payments received by the


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

Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

                  (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents could reasonably be expected to involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Lender that fails (i) to make available to the Agent its pro rata share of any Loan that the Agent made on its behalf or (ii) to comply with the provisions of ss.14 with respect to making dispositions and arrangements with the other Lenders, where such Lenders' share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is cured. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Lender hereby authorizes the Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if the Lenders' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

                  (d) In addition to any other remedies provided for herein, a Delinquent Lender shall not be entitled to vote on any matters (except a Delinquent Lender may vote on those matters requiring a unanimous vote pursuant to ss.25 hereof) until the delinquency is cured.

         ss.14.6. Holders of Notes. The Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         ss.14.7. Indemnity. The Lenders ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by ss.15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

         ss.14.8. Agent as Lender. In its individual capacity, the Agent shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

         ss.14.9. Resignation. The Agent may resign at any time by giving sixty
(60) days' prior written notice thereof to the Lenders and the Lead Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent. Unless an Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Lead Borrower. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within sixty (60) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         ss.14.10. Notification of Defaults and Events of Default. Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this ss.14.10 it shall promptly notify the other Lenders of the existence of such Default or Event of Default.

         ss.14.11. Duties in the Case of Enforcement. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Lenders and (b) the Lenders have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Lenders may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent


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

need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

         ss.14.12. Syndication Agent and Documentation Agent. Notwithstanding any provision of this Agreement or any of the other Loan Documents, the Syndication Agent and the Documentation Agent shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents.

         ss.15. EXPENSES. The Borrowers, jointly and severally, agree to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Lenders (other than taxes based upon the Agent's or any Lenders' net income), including any recording, mortgage, documentary or intangibles taxes in connection with the Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any taxes payable by the Agent or any of the Lenders after the Closing Date (the Borrowers hereby jointly and severally agreeing to indemnify the Agent and each Lender with respect thereto), (c) all appraisal fees, engineer's fees, and the reasonable fees, expenses and disbursements of the Agent's counsel or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein,
(e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs and the fees and costs of appraisers, engineers, investment bankers or other experts retained by any Lender or the Agent in connection with any such enforcement proceedings) incurred by any Lender or the Agent in connection with
(i) the enforcement of or preservation of rights under any of the Loan Documents against the Parent or any of its Subsidiaries or the administration thereof and
(ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lenders' or the Agent's relationship with the Parent or any of its Subsidiaries and (f) all reasonable fees, expenses and disbursements of any Lender or the Agent incurred in connection with UCC (and other jurisdiction) searches, UCC (and other jurisdiction) filings or mortgage recordings. The covenants of this ss.15 shall survive payment or satisfaction of payment of the Obligations.

         ss.16. INDEMNIFICATION. The Borrowers, jointly and severally, agree to indemnify and hold harmless the Agent and the Lenders from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrowers of the proceeds of any of the Loans, (b) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrowers or any of its Subsidiaries comprised in the Collateral, (c) the Parent or any of its Subsidiaries entering into or performing this Agreement or any of the other Loan Documents or (d) with respect to the Parent and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the release or threatened release of any Hazardous Material or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Material (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided however that neither a Lender nor the Agent shall be entitled to indemnification if a court of competent jurisdiction finally determines (all appeals having been exhausted or waived) that such Lender or the Agent acted with gross negligence or willful misconduct. In litigation, or the preparation therefor, the Agent shall be entitled to select its counsel and, in addition to the foregoing indemnity, the Borrowers, jointly and severally, agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this ss.16 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this ss.16 shall survive the repayment of the Obligations and the termination of the obligations of the Lenders hereunder.

         ss.17. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Parent or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans and issuance of Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans or issue Letters of Credit. The indemnification obligations of the Borrowers provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Lenders hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to any Lender or the Agent at any time by or on behalf of the Parent or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Parent or such Subsidiary hereunder.

         ss.18. ASSIGNMENT AND PARTICIPATION.

         ss.18.1. Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment


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

Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that (a) the Agent (and if no Event of Default then exists, the Lead Borrower) shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed. (In that regard, the consent of the Lead Borrower will be deemed given unless the Lead Borrower provides the Agent with written objection not more than five (5) Business Days after the Agent shall have given the Lead Borrower written notice of such proposed assignment); (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lenders' rights and obligations under this Agreement, (c) each assignment shall be in an amount that is a whole multiple of $5,000,000.00, (d) each Lender which is a Lender on the date hereof shall retain, free of any such assignment, an amount of its Commitment of not less than $5,000,000.00; and (e) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit F hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in ss.18.3, be released from its obligations under this Agreement.

         ss.18.2. Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto; (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Parent and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in ss.6.4 and ss.7.3 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (d) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any other Lender and based on such documents and information as it shall deem


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

appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender; and (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

         ss.18.3. Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentages of, and principal amount of the Loans owing to the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $3,500.00.

         ss.18.4. New Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrowers and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Lead Borrower.

         ss.18.5. Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of such Lenders' rights and obligations under this Agreement and the other Loan Documents; provided that (a) the Agent shall have given its prior written consent to such participation, (b) each such participation shall be in an amount of not less than $5,000,000.00,
(c) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrowers, (d) the only


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rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such participant, reduce the amount of any fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest, and (e) no participant shall have the right to grant further participations or assign its rights, obligations or interests under such participation to other Persons without the prior written consent of the Agent.

         ss.18.6. Pledge by Lender. Notwithstanding the provisions of ss.18.1, any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Lenders organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

         ss.18.7. No Assignment by Borrowers. The Borrowers shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

         ss.18.8. Disclosure. The Borrowers agree that in addition to disclosures made in accordance with standard banking practices any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.

         ss.19. NOTICES, ETC. Except as othe wise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the Note shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:

                  (a) if to the Borrowers, at 255 Alhambra Circle, Coral Gables, Florida 33134, Attention: Chief Financial Officer together with a copy to Jill Witter, Esquire, General Counsel, or at such other address for notice as the Borrowers shall last have furnished in writing to the Person giving the notice, together with a copy to Jeffrey H. Verbin, Esquire, Greenberg Traurig, LLP, One East Camelback Road, Suite 1100, Phoenix, Arizona 85012 ; and

                  (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, Attention: Mr. Thomas J. Bullard, Director, or such other address for notice as the Agent shall last have furnished in writing to the Lead Borrower, together with a copy to David S. Berman, Esquire, Riemer & Braunstein LLP, Three Center Plaza, Boston, Massachusetts 02108; and.

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

                  (c) if to any Lender, at such Lenders' address set forth on
Schedule 1 hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

         ss.20. GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWERS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN ss.19. THE BORROWERS HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         ss.21. HEADINGS. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

         ss.22. COUNTERPARTS. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         ss.23. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided inss.25.

         ss.24. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS. THE PARTIES HERETO HEREBY WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN


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CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS,
ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE BORROWERS HEREBY WAIVES ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWERS (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

         ss.25. CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Lenders. Notwithstanding the foregoing,

                  (a) without the written consent of each Lender affected thereby, (i) the rate of interest on the Obligations and fees payable to the Lenders may not be decreased, and (ii) the dates for payment of, or amounts payable on any such date on account of, principal or interest under the Obligations, and (iii) the amount of the Commitments of the Lenders may not be changed;

                  (b) none of the following: the definition of Majority Lenders; the forgiveness of any of the Obligations; the release of a material portion of the Collateral (as determined by the Agent) not expressly contemplated herein or in the other Loan Documents; the release of any Borrower or Guarantor; or the provisions of thisss.25;

         may not be amended without the written consent of all of the Lenders;

                  (c) and the amount of the Agent's fee payable for the Agent's account and the provisions ofss.14 may not be amended without the written consent of the Agent.

         No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

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         ss.26. SEVERABILITY. The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

         ss.27. DESIGNATION OF LEAD BORROWER AS BORROWERS' AGENT. (a) Each Borrower hereby designates the Lead Borrower as that Borrower's agent to request the issuance of Letters of Credit and Loans, the proceeds of which shall be available to each Borrower for the same uses as those set forth in ss.7.10, above. As the disclosed principal for its agent, each Borrower shall be obligated to the Agent and the Lenders on account of Loans so made and Letters of Credit so issued as if made directly by the Lenders to that Borrower, notwithstanding the manner by which such Loans and Letters of Credit are recorded on the books and records of the Lead Borrower and of any Borrower.

                  (b) The proceeds of each of such Loans shall be deposited into such account as may be indicated by the Lead Borrower. Neither the Agent, nor any Lender shall have any obligation to see the application of such proceeds.

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                SUNGLASS HUT TRADING CORPORATION


                                          By____________________________
                                          Title:

                                WATCH STATION, INC.


                                          By____________________________
                                          Title:

                                SUNGLASS HUT INTERNATIONAL, INC.


                                          By____________________________
                                          Title:


                                FLEET NATIONAL BANK,
                                as Agent and Lender

                                          By____________________________
                                          Title:


                                LASALLE BANK NATIONAL ASSOCIATION,
                                as Syndication Agent and Lender

                                          By____________________________
                                          Title:

                                UNION BANK OF CALIFORNIA, N.A.,
                                as Documentation Agent and Lender

                                          By____________________________
                                          Title:


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

                                FLEETBOSTON ROBERTSON STEPHENS, INC.,
                                as Arranger

                                          By____________________________
                                          Title:


                                FIRSTAR BANK, N.A., as Lender


                                          By____________________________
                                          Title:



                                UNION PLANTERS BANK, as Lender


                                          By____________________________
                                          Title:




SECTION I561976.9


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